UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

VERICEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Message from Our President and Chief Executive Officer

“Looking ahead to 2024, we expect another year of strong revenue growth and further improvement in our profitability metrics driven by continued strength across our portfolio.”

Dear Shareholder:

Vericel delivered another strong year of financial and business results in 2023, generating top-tier revenue growth and even higher growth in our profitability metrics. Total revenue for the year increased 20% to more than $197 million, with MACI® revenue growing 25% to nearly $165 million, and adjusted EBITDA increasing 40% to approximately $34 million. In addition to our strong financial performance, the Company also achieved significant business and regulatory milestones in 2023, including the commercial launch of NexoBrid® in the United States and the FDA acceptance of our submission to expand the MACI label to include arthroscopic delivery of MACI for the treatment of cartilage defects in the knee.

Our commercial team continued to execute extremely well in 2023. MACI achieved its sixth straight quarter of more than 20% growth in the fourth quarter, driven by continued double-digit growth in the number of surgeons taking MACI biopsies over the full year. Surgeon adoption continues to be a key MACI growth driver and we are now approaching 50% penetration of our current 5,000 target surgeons. The expansion of our surgeon base and the corresponding growth in biopsies has fueled MACI’s growth and, importantly, we concluded the year with the highest number of MACI implants, implanting surgeons, surgeons taking biopsies and biopsies in a quarter since we launched the product.

We also made significant progress advancing our lifecycle management initiatives for MACI. Pre-launch activities for MACI Arthro™ are well underway and we plan to expand our surgeon target base to approximately 7,000 surgeons upon the expected launch of MACI Arthro later this year, to include surgeons that perform high volumes of cartilage repair predominantly through arthroscopic procedures. Initial feedback from surgeons that have used the MACI Arthro instruments during the development phase has been very positive, and we believe that MACI will be well-positioned to take a much more meaningful share of procedures treating cartilage defects in the femoral condyle of the knee, which represents approximately one-third of the $3 billion addressable market for MACI, or about 20,000 patients per year. We are also making progress on our planned MACI clinical development program for the treatment of cartilage injuries in the ankle and are on track to initiate a MACI Ankle clinical study in 2025. Cartilage defects in the ankle represent the next largest market opportunity for MACI and we believe that a potential ankle indication, with an estimated $1 billion addressable market, could be another significant growth driver for MACI.

2024 Proxy Statement	1

We also are very pleased to have expanded our Burn Care commercial franchise with the U.S. commercial launch of NexoBrid during the fourth quarter of 2023. NexoBrid is an orphan biologic product indicated for the removal of eschar in adult patients with severe burns that provides burn surgeons a less invasive alternative to eschar removal than traditional surgical excision. Together with Epicel®, the only FDA-approved permanent skin replacement for adult and pediatric patients with large full-thickness burns, we believe that we have a premier portfolio of leading products to address both aspects of the treatment pathway for hospitalized burn patients.

Importantly, the addition of NexoBrid significantly expands our Burn Care total addressable market to $600 million and we are now targeting a significantly larger segment of hospitalized burn patients. Our expanded Burn Care franchise generated very strong revenue growth of more than 30% in the fourth quarter as Epicel benefited from a higher share of voice in the burn care market and NexoBrid generated strong engagement with burn centers in the early phase of its launch as the product builds a foundation for growth in 2024 and beyond.

Overall, the Company delivered a strong financial performance and enhanced value for our shareholders during 2023, exiting the year with a great deal of momentum across the business. Looking ahead to 2024, we expect another year of strong revenue growth and further improvement in our profitability metrics driven by continued strength across our portfolio and the first full year of NexoBrid on the market. In addition, the anticipated launch of MACI Arthro in the third quarter is expected to generate additional procedures toward the end of this year and more meaningfully contribute to our revenue growth in 2025 and beyond. Given the momentum in our business, the significant market opportunities for our products and our strong financial profile, we believe that Vericel is very well-positioned for sustained long-term growth in the years ahead.

On behalf of our executive leadership team and Board of Directors, I would like to thank our patients who inspire us, our employees for their dedication, and our customers and shareholders for your continued support. We look forward to continued success in 2024 and the years ahead.

Sincerely,

Dominick Colangelo
President and Chief Executive Officer

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Notice of Virtual Annual Meeting of Shareholders

Dear Shareholder of Vericel Corporation:

You are cordially invited to attend the Virtual Annual Meeting of Shareholders of Vericel Corporation (the “Annual Meeting”), a Michigan corporation. The Annual Meeting will be held on Wednesday, May 1, 2024, at 9:00 a.m. Eastern Time, via a live audio webcast at www.virtualshareholdermeeting.com/VCEL2024. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at our offices in Cambridge, Massachusetts during ordinary business hours for a period of 10 days prior to the meeting. This list will also be available for shareholders to view online at the time of the meeting.

Voting Items

Proposal		Board Voting Recommendation	For Further Details
1	To elect eight (8) directors, each to serve a term of one year expiring at the 2025 annual meeting	FOR each director nominee	Page 19
2	To approve, on an advisory basis, the compensation of our named executive officers	FOR	Page 42
3	To cast an advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers	Every 1 YEAR	Page 63
4	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	Page 64

Shareholders will also consider such other business as may properly come before the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

Sean Flynn
Senior Vice President, General Counsel and Secretary
Cambridge, Massachusetts
March 21, 2024

BACKGROUND
Date and Time May 1, 2024, at 9:00 a.m. Eastern Time

Location Via a live audio webcast at www.virtualshareholder meeting.com/VCEL2024

Who Can Vote You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 8, 2024

VOTING METHODS

Internet or Telephone Follow the instructions on your proxy card and at www.proxyvote.com

Mail Vote, sign and return the proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717

Online at the Annual Meeting www.virtualshareholdermeeting. com/VCEL2024

If you attend the Annual Meeting, you may vote during the meeting even if you have previously voted via the Internet, by telephone, or by returning your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VERICEL 2024 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2024

The Notice of Virtual Annual Meeting of Shareholders, Proxy Statement, proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.vcel.com by following the link for “Investor Relations.” To obtain more information concerning how to attend the Annual Meeting via the live audio webcast, please contact Vericel Corporation at (617) 588-5555.

Whether or not you plan to attend the Annual Meeting, please promptly complete your proxy as indicated above in order to ensure representation of your shares. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement.

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Proxy Overview

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Vericel Corporation (the “Board of Directors” or the “Board”), a Michigan corporation, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 1, 2024, at 9:00 a.m. Eastern Time, via a live audio webcast at www.virtualshareholdermeeting.com/VCEL2024 or at any adjournments or postponements thereof. An Annual Report to Shareholders, containing financial statements for the year ended December 31, 2023, and this Proxy Statement are being made available to all shareholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first made available to shareholders on or about March 21, 2024. Unless the context requires otherwise, references to “we,” “us,” “our,” and “Vericel” refer to Vericel Corporation.

This overview highlights certain information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more information about our business and 2023 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024.

About Vericel

Vericel is a leading provider of advanced therapies for the sports medicine and severe burn care markets. Whether we are treating damaged cartilage or severe burns, we provide advanced therapies to repair serious injuries and restore lives. Our highly differentiated portfolio of cell therapy and specialty biologic products combines innovations in biology with medical technologies. We were among the first companies to achieve commercial success in the complex field of cell therapies with treatments that use tissue engineering to regenerate skin and healthy knee cartilage.

Today, we are known for putting a patient’s own cells to work — and working for each of our patients. We deliver our therapies with personalized care and attention. This approach has created many promising possibilities for expanding our portfolio. As we grow, our purpose remains the same: to produce therapies as individual as the people who need them.

We currently market three products in the United States. MACI® (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel® (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full thickness burns greater than or equal to 30% of total body surface area. We also hold an exclusive license for North American rights to NexoBrid® (anacaulase-bcdb), a botanical drug product containing proteolytic enzymes, which is indicated for the removal of eschar in adults with deep partial-thickness and/or full-thickness burns.

Our portfolio is unique in that there are significant barriers to entry for competitive products. For MACI and Epicel, which are regulated as combination biologic/device products by the FDA, there are no established generic biosimilar or 510(k) pathways to enter the market, so future entrants will almost certainly be required to follow a standard clinical trial pathway, which is challenging and the results of which are often uncertain. We believe there are no similarly situated competitors in either of these markets in the near-term.

We believe that our product portfolio provides an exceptionally solid foundation to deliver sustained strong revenue and profitability growth in the years ahead. We expect to further enhance our profile by reinforcing our position as a premier high-growth sports medicine business as we expand our leadership position in the knee cartilage repair market by maximizing certain MACI growth drivers within the product’s current indication, expanding MACI’s indication to encompass new delivery techniques and treatment targets, and creating a second high-growth franchise in burn care with the launch of NexoBrid and continued growth in the utilization of Epicel.

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Our Products: Advanced Therapies for the Sports Medicine and Severe Burn Care Markets

Our lead product is MACI, an advanced cell therapy product that uses a patient’s own cells to repair damaged cartilage tissue and improve function in the knee. We launched MACI in 2017 for the treatment of cartilage defects in the knee, and MACI is now the leading restorative cartilage repair product in the sports medicine market, and the only FDA-approved product in its class. MACI is produced from a patient’s own cells, which are obtained from a biopsy of healthy cartilage, expanded and placed onto a resorbable porcine collagen membrane that is implanted into the area of the cartilage defect through a minimally-invasive outpatient surgical procedure.

There are more than 750,000 knee cartilage repair surgical procedures performed each year in the U.S. Of these, approximately 315,000 patients have cartilage defects that are covered by the current MACI label. Based on defect characteristics, surgeons that have implanted MACI consider approximately 125,000 of these patients clinically appropriate for MACI. Approximately 60,000 of the eligible patients have larger lesions that we believe are likely to secure insurance authorization for MACI. Given the number of cartilage injuries, the knee cartilage repair market represents a significant commercial opportunity for MACI, and we estimate that our current overall MACI target addressable market exceeds $3 billion.

MACI represented a major technological advancement that resulted in a less invasive, simpler and faster way for orthopedic surgeons to treat patients suffering from knee cartilage damage. We are now focused on the potential arthroscopic delivery of MACI, which would represent the next major procedural advancement in our strategy of continuing to make MACI an even simpler and less invasive procedure for surgeons and patients. We believe the potential approval of MACI ArthroTM will drive continued strong growth for the product. Surgeons have indicated that an arthroscopic delivery method would not only allow the treatment of MACI patients in a less-invasive manner, but would also more easily permit the treatment of cartilage defects in the knee’s femoral condyle and increase the penetration into MACI’s largest market opportunity. The FDA has accepted our submission seeking to expand the MACI label to include arthroscopic delivery of MACI for the treatment of cartilage defects in the knee and we expect to commercially launch MACI Arthro during the third quarter of 2024.

In addition to further procedural advancements, we are also making progress on our strategy to expand MACI’s use to other joints. Specifically, our MACI clinical development program is focused on studying MACI’s use to treat cartilage injuries in the ankle, which represents the largest cartilage repair opportunity outside of the knee, and an additional addressable market of approximately $1 billion. We are on track to initiate a MACI Ankle clinical study beginning in 2025 and, if approved, we believe MACI’s expansion into the ankle will be another longer-term growth driver for the product.

Epicel is the only cultured epidermal autograft product approved by the FDA for the treatment of adult and pediatric patients with deep dermal or full-thickness burns greater than or equal to 30% of their total body surface area. Epicel is a permanent skin replacement produced from a patient’s own skin cells, which are obtained from two postage stamp-sized biopsies of healthy skin, expanded to form skin grafts, and placed onto the burn wound site.

Epicel is an important and potentially life-saving treatment option for patients with severe burns who may not be candidates for autografts due to the severity and extent of their burns. We estimate that there are approximately 600 surviving patients in the U.S. each year with full-thickness burns greater than 40% of total body surface area that are candidates for treatment with Epicel, representing a potential market opportunity of $300 million per year.

In 2023, we commercially launched NexoBrid in the United States, which is an innovative treatment for burn patients and which significantly expands our addressable burn care market. NexoBrid is a botanical drug product containing proteolytic enzymes that is indicated for the removal of eschar in adults with deep partial and/or full-thickness thermal burns. NexoBrid satisfies an unmet need in burn treatment by selectively degrading eschar over the course of four hours while preserving viable tissue. The advantages of removing tissue damaged from burns while preserving viable skin are important and NexoBrid’s clinical results, which underpin its BLA approval from the FDA, are compelling in terms of long-term healing outcomes.

NexoBrid’s launch activities are well underway with our first patients treated in the U.S. soon after the product entered the market during the fourth quarter of 2023. We estimate that there are approximately 40,000 hospitalized burn patients in the U.S. each year, the majority of whom will require eschar removal and are candidates for treatment with NexoBrid, representing a potential market opportunity of $300 million per year. NexoBrid is also highly synergistic with our existing Burn Care franchise and the use of Epicel. We believe the addition of NexoBrid meaningfully expands our burn care total addressable market to $600 million and we will be targeting a significantly larger segment of hospitalized burn patients with NexoBrid than with Epicel alone. We believe that the indication for NexoBrid in this larger share of the burn care market will both drive NexoBrid uptake and increase Epicel penetration, thus enabling us to build a second high-growth franchise in the burn care market.

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Business Highlights

Growth Strategy Leverages Near-Term & Long-Term Opportunities

Strong Financial	High-Growth Sports	Advancing	Second High-Growth
Profile	Medicine Franchise	Pipeline	Franchise in Burn Care

•  Total net revenue growth of 20% to $197.5 million in 2023

•  Gross margin expansion in 2023 to 69%

•  Full-year non-GAAP adjusted EBITDA* growth of 40% to $33.9 million, or 17% of total net revenue

•  $152.6 million in cash, restricted cash and investments and no debt as of December 31, 2023

• Market leader in knee cartilage repair • 25% MACI revenue growth in 2023 to $164.8 million • Continued strong growth in MACI surgeons and MACI biopsies

•  MACI Arthro human factors study submission accepted for review by the FDA

•  Commercial launch of MACI Arthro expected during Q3 2024

•  MACI Ankle program advancing

•  NexoBrid’s BLA for pediatric indication accepted for review by the FDA

• NexoBrid launched commercially in Q4 2023 • High surgeon interest in NexoBrid

Financial Highlights

Continued Strong Revenue and Profit Growth Across the Organization

Top-Tier Total Net Revenue Growth	Year-over-Year Total Net Revenue Growth Adjusted EBITDA*

• Durable growth platform equating to multiple years of top-tier revenue growth • Significantly underpenetrated markets diversified across two franchises • Strong reimbursement profiles

•  Converting strong revenue growth into cash flow generation

•  Adjusted-EBITDA* growth of 40% during 2023

•  $152.6 million in cash, restricted cash and investments and no debt as of December 31, 2023

•  14 consecutive quarters with positive adjusted EBITDA* and Operating Cash Flow through Q4 2023

*	For more information concerning Vericel’s presentation of non-GAAP measures, including a reconciliation of reported net (loss) income (GAAP) to adjusted EBITDA (non-GAAP), please refer to the Company’s discussion of “GAAP versus non-GAAP Measures”, on page 72 of this Proxy Statement.

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Track Record of Creating Significant Shareholder Value

Trailing Stock Performance
(through March 8, 2024)

We are pleased that our performance and continued execution on our strategic and operational goals have translated into significant value for our shareholders. Between December 30, 2022 and March 8, 2024, the value of Vericel’s publicly-traded stock has increased approximately 72%, outperforming the Nasdaq Biotechnology Index, the Russell 2000 Index and the average of our Proxy Statement Peer Group during that period. For more information concerning our Peer Group companies, see page 48 of this Proxy Statement.

ESG Highlights

We recognize the importance of incorporating Environmental, Social, and Governance (“ESG”) principles into the core of our operations, for our organization and employees, and for the larger communities in which we operate. During 2022, Vericel published its inaugural ESG Report, which highlights for investors our Company’s steadfast commitment to incorporating ESG principles into our everyday business activities. Below is a summary of some of our recent ESG-related activities and achievements.

Governance

The Vericel Board of Directors provides oversight of, and strategic guidance to, our executive leadership team on ESG topics. Our Board is comprised of industry leaders with extensive and diverse experiences, which span the business, healthcare, and scientific arenas. The Board continued its focus on developing and implementing the Company’s ESG strategy throughout 2023. The Board has continued to conduct educational programs with outside experts on ESG topics and was involved in the oversight of Vericel’s company-level Diversity and Inclusion Advisory Committee, which is a central component of Vericel’s steadfast commitment to integrating core diversity and inclusion concepts into corporate policies, initiatives, and programs across the organization. See “Oversight of Environmental, Social and Governance Matters” on page 32 of this Proxy Statement for more information on how the Board and its committees exercise ESG oversight.

Environmental

We are committed to minimizing the environmental impact of the Company’s operations and as part of that commitment we have implemented several process improvements and adopted operational efficiencies to reduce our environmental footprint. We have adopted environmentally sustainable practices into our facilities and manufacturing operations and have established procedures and policies to manage our electricity and water usage, as well as the handling of medical and hazardous waste.

The Company is currently constructing a new state-of-the-art advanced cell therapy manufacturing and corporate headquarters facility in the greater Boston area. The 125,000 ft2 facility will significantly increase our cell therapy manufacturing capacity to support the long-term growth of our commercial products. Our manufacturing expansion will enable us to sustain our long-term revenue growth while helping us promote environmentally responsible operations and workforce well-being. We expect to begin occupying our new facility at the end of 2024.

Importantly, Vericel’s new facility will be located within a campus that is designed and operated in accordance with existing LEED Gold and Fitwel Level 2 certifications. We will continue to evaluate opportunities to manage the Company’s environmental impact as we prepare to transition operations to our new facility.

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Social

We are passionate, not only about serving the patients and healthcare professionals who use our products, but also about our continuing commitment to our employees.

Patients Access to Our Products	People Diversity, Equity & Inclusion

•  More than 17,000 patients have benefited from our innovative advanced cell therapy and specialty biologics products to date.

•  We are currently developing a custom arthroscopic delivery system for MACI, which we believe could increase MACI’s ease of use for surgeons and reduce both the length of the procedure and the post-operative pain and recovery time for patients. The FDA has accepted our submission seeking to expand the MACI label to include arthroscopic delivery of MACI for the treatment of cartilage defects in the knee and we expect to commercially launch MACI Arthro during the third quarter of 2024.

•  We are continuing to advance our MACI Ankle indication program which we believe, if approved, could enable patients with cartilage defects in the ankle to be successfully treated with MACI.

•  We have established a patient support program with dedicated case managers who provide services related to coordination of patient insurance benefits.

Product, Quality & Safety

•  We have established a Quality Management System, which ensures the highest quality standards for our products.

•  No documented cGMP violations or FDA enforcement actions with respect to any of our operations over the past five years.

Compensation and Rewards Program

•  Pay equity is a core tenet of our compensation philosophy, and internal analyses are conducted regularly to maintain consistency in the administration of these programs.

•  Components of our compensation and rewards programs include competitive base salary, performance-based bonus targets to incentivize individuals towards the achievement of personal and corporate goals, long-term equity incentive compensation in the form of stock option and RSU grants, and additional employee appreciation programs and events.

We have an established Diversity and Inclusion Advisory Committee as part of our commitment to diversity, equity and inclusion (“DE&I”). During 2023, we continued to conduct robust DE&I training for both our executive team and employees. As part of that initiative, we implemented an electronic training platform intended to support Vericel in its obligation to train staff on important DE&I programs, as well as policies against harassment and discrimination.

We partner with external experts each year to evaluate our Company demographics and determine areas where we can improve our workforce diversity. We are pleased with the diverse culture we have established at Vericel and with the fact that annual analyses of Vericel’s Affirmative Action Plan (the “Plan”) have not identified any statistically significant deficiencies for the hiring and advancement of women and minorities since the Plan’s inception in 2016.

Benefit Programs and Employee Wellness

We strive to provide employees with a comprehensive offering of programs to support health and wellness, including:

•  healthcare;

•  dental and vision insurance;

•  flexible spending accounts;

•  life and accidental death and dismemberment insurance;

•  employee assistance counseling and education programs;

•  company contributions to employee 401(k) accounts;

•  paid time off and leave programs;

•  tuition assistance;

•  fitness membership subsidies; and

•  other programs designed to foster employee health and well-being.

We offer our employees internal development and advancement opportunities and encourage continued learning through internal and external programs and educational institutions.

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Corporate Governance

Board Independence and Composition	Board Performance Oversight Role	Policies, Programs and Guidelines

•  7 out of 8 directors are independent

• 2 out of 8 directors (25%) are women

• 100% independent committee members

•   Executive sessions of independent directors at each meeting

•   Board and committees may engage outside advisers independently of management

•   Independent Chairman of the Board with clearly delineated duties and robust authority

Ethics & Compliance

•  Establish and maintain a culture of compliance, including a comprehensive Compliance Program consistent with the guidance for pharmaceutical manufacturers published by the U.S. Department of Health and Human Services, Office of Inspector General

•  Maintain and enforce corporate policies and procedures governing our interactions with healthcare professionals as well as the appropriate promotion of the benefits and risks associated with our products

•  Robust compliance training and effective monitoring and auditing procedures are performed by members of the Vericel legal and compliance team

•  Engage with third-party partners to proactively identify and address compliance-related trends as well as state and federal legal and regulatory updates that apply to our business

•  Comprehensive updates to Vericel’s Code of Business Conduct and Ethics were adopted by the Board in Q4 2023

•  Oversight of key risk areas and certain aspects of risk management efforts, such as strategic plan development and execution, executive succession planning, cybersecurity, human capital management and the overall management process

•  Oversight of executive compensation programs to align with long-term strategies

Board and Committee Meetings Attendance

Other Board Practices

•  Annual Board and committee self-evaluations

•  Board education on key topics, including ESG issues, SEC compliance and cybersecurity

Shareholder Rights

•   Annual election of directors

•   No shareholder rights plan or “poison pill”

•  Maintain a robust and comprehensive Code of Business Conduct and Ethics

•  Policy preventing the hedging or pledging of our shares by directors and executive officers

•  Commitment to diversity of the Board in terms of specific skills and demographics (including expertise, race, ethnicity and gender)

•  As of December 31, 2023, all officers and directors were in compliance with the requirements of the Company’s Robust Stock Ownership Guidelines

•  Implementation of comprehensive Corporate Governance Guidelines

•  Updated Policy for the Recoupment of Erroneously Awarded Incentive Compensation (the “Clawback Policy”) adopted by the Board of Directors in 2023 to comply with the requirements of applicable law and Nasdaq listing rules

•  Amendment to the Charter of the Governance and Nominating Committee during 2022 to reflect its oversight and management of Vericel’s strategy, initiatives, risks, opportunities, and related reporting with respect to significant ESG topics

•  Amendment to the Charter of the Compensation Committee during 2023 to reflect its oversight of the Company’s implemented Deferred Compensation Program

Information Security & Privacy

•  Our integrated information technology systems are supported by policies aligned with the National Institute of Standards and Technology Cybersecurity Framework

•  During 2023, the Company completed a comprehensive effort with outside experts to evaluate and enhance its cybersecurity incident response planning framework

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PROPOSAL 1:

Election of Directors

The Board recommends a vote FOR each director nominee.
To elect eight (8) directors, each to serve a term of one year expiring at the 2025 annual meeting of shareholders.	See page 19

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Board Snapshot

Skills and Experience

Prior Board Experience
7/8
Industry Experience
BioPharma
8/8
Complex Biologics
3/8
Medical Technologies
2/8
Functional Expertise
CEO/GM
8/8
Marketing/Sales
4/8
Business Development
5/8
Finance
4/8
Research & Development
4/8
Chief Operating Officer
3/8
Technical Operations
3/8
Healthcare Operations
1/8
Payer
1/8

Shareholder Engagement

Vericel greatly values the perspectives that we gain through direct engagement with our shareholders.	In 2023, our shareholder engagement included participation in multiple investor conferences and numerous individual investor meetings and calls on a variety of topics, such as business and financial performance, Company strategy, executive compensation and product development and commercialization.

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   PROPOSAL 2:

Advisory Vote to Approve the Compensation of our Named Executive Officers

The Board recommends a vote FOR this proposal.
To vote on an advisory resolution to approve the compensation of Vericel’s named executive officers.	See page 42

2023 Financial and Business Performance

$197.5 million Record full-year total net revenue, representing 20% year-over-year growth	40%* Adjusted EBITDA year-over-year growth rate	$164.8 million MACI net revenue, representing 25% year-over-year growth

$33.9 million* Non-GAAP adjusted EBITDA (Net Loss of $3.2 million)	$32.7 million Burn Care net revenue; commercial launch of NexoBrid in Q4 2023	$152.6 million Cash, restricted cash and investments as of December 31, 2023, and no debt

*	For more information concerning Vericel’s presentation of non-GAAP measures, including a reconciliation of reported net (loss) income (GAAP) to adjusted EBITDA (non-GAAP), please refer to the Company’s discussion of “GAAP versus non-GAAP Measures”, on page 72 of this Proxy Statement.

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Elements of Compensation

The primary components of our executive officer compensation program are: (i) annual base salary; (ii) annual non-equity incentive compensation, which is based on the achievement of specified Company goals; and (iii) long-term equity incentive compensation in the form of periodic stock options and restricted stock unit (“RSU”) grants, with the objective of aligning the executive officers’ long-term interests with those of our shareholders.

Element	Target Mix	Strategy and Performance Alignment
Base Salary		Base salaries are established, in-part, based on the individual experience, skills and expected contributions of our executives, their performance during the prior year, and a comparison against peer group benchmarks.
Annual Non-Equity Incentive Compensation

The determination of annual incentives for our executives is tied to achieving our financial targets, advancing our commercial and development-stage products and accomplishing operational goals.

•  Commercial and Financial Performance Goals: 40%

•  Product Goals: 50%

•  Operational Goals: 10%

Additional Upside Value Goal Opportunity (up to 15%)

Long-Term Equity Incentive Compensation		Long-term incentive compensation aligns employees with shareholders and further incentivizes our executive officers to drive stock price growth and allows them to share in any appreciation in the value of our common stock.

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Performance Against Our 2023 Metrics

Our Goals	Our Metrics	Our Performance
Commercial and Financial Performance Goals	Generate total net product revenues of at least $194.3 million	• Exceeded total net product revenue goal during 2023 as Company total revenue reached $197.5 million, based largely on MACI’s 25% year-over-year revenue growth
	Achieve budget expense target of $162.8 million	• Budget expense target was fractionally below goal in 2023, although the Company’s continued fiscal discipline resulted in the generation of $35.3 million in Operating Cash Flow
Product Goals	Achieve budgeted MACI surgeon engagement goals of increasing number of biopsy surgeons and MACI biopsy conversion rate; achieve unique Epicel biopsy center target; and secure Pharmacy and Therapeutics (“P&T”) committee approval to purchase NexoBrid at target burn centers	• MACI biopsy surgeon engagement goal reached at target, while MACI biopsy conversion rate for the year was slightly below the target level; Epicel biopsy centers were achieved at target for the year; and NexoBrid P&T committee approvals were below target as a result of the delay in the commercial launch of the product due to a now-corrected deviation in MediWound’s manufacturing process
	Complete MACI, Epicel and NexoBrid long-term brand development initiatives	• Achieved brand development initiative goals at target, including the continued development of the MACI Ankle program
	Complete MACI Arthro human factors study and submit label update to the FDA by December 1, 2023	• Exceeded target with respect to the MACI Arthro program as the Company conducted and completed a human factors study during the third quarter of 2023 and submitted a prior approval supplement to the FDA shortly thereafter seeking to add instructions for arthroscopic delivery of MACI to the product’s approved labeling
Operational Goals	Complete manufacturing facility and key manufacturing/IT efficiency improvement initiatives	• Exceeded target with respect to manufacturing facility and key manufacturing/IT efficiency improvement goals
Upside Value Goals	Execute high-quality business development transaction	• Company strategically chose not to execute any business development transactions during 2023

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Governance Features of Our Executive Compensation Program

What We Do	What We Don’t Do

  Design executive compensation to align pay with performance

  Balance short-and long-term incentive compensation to incentivize achievement of short-and long-term goals

  Retain an independent compensation consultant reporting directly to the Compensation Committee

  Provide shareholders with an annual say-on-pay vote

  Prohibit short-sales, hedging, pledging or other inherently speculative transactions by our directors and employees (including our executives) (for more information, please see our Special Trading Procedures for Insiders, available at www.vcel.com)

  Conduct competitive benchmarking of our executive compensation program against the market

  Maintain robust Stock Ownership Guidelines that apply to our directors and named executive officers

  Maintain a compensation Clawback Policy in accordance with applicable law and Nasdaq listing rules, which covers both cash and equity incentive compensation and requires recoupment of the incentive compensation of our executive officers in situations involving certain accounting restatements of financial results

  No excessive perquisites

  No tax gross-ups on executive perquisites or on executive severance or change-in-control benefits

  No single-trigger change-in-control benefits

  Do not provide supplemental company-paid retirement benefits

  Our equity plan does not permit “evergreen” replenishment of shares

  Do not provide dividends or dividend equivalents on unearned equity awards

  Do not reprice stock options without prior shareholder approval

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PROPOSAL 3:

Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers

The Board recommends a vote that future non-binding, advisory votes to approve the compensation of our named executive officers be held every 1 YEAR
To cast an advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers.	See page 63

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PROPOSAL 4:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this proposal.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.	See page 64

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Vericel’s independent registered public accounting firm to audit the consolidated financial statements of Vericel for the fiscal year ending December 31, 2024. PwC has acted in such capacity since its appointment in fiscal year 1996.

As part of its duties, the Audit Committee considered the provision of services, other than audit services, during the fiscal year ended December 31, 2023 by PwC, our independent registered public accounting firm for that period, to ensure the firm maintains its independence. The following table sets forth the aggregate fees accrued by Vericel for the fiscal years ended December 31, 2022 and 2023, respectively, for PwC:

Name	Fiscal Year Ended December 31, 2022 ($)		Fiscal Year Ended December 31, 2023 ($)
Audit Fees	1,261,700	(1)	1,329,500	(1)
Audit Related Fees	—		—
Tax Fees	—		—
All Other Fees	2,993	(2)	3,074	(2)
Total	1,264,693		1,332,574

(1)	The Audit Fees for the years ended December 31, 2022 and 2023 were for professional services rendered for the audits and reviews of the consolidated financial statements of Vericel, professional services rendered for issuance of consents, assistance with review of documents filed with the SEC and out-of-pocket expenses incurred.
(2)	All other Fees represent an annual license fee for technical accounting research software and the use of accounting disclosure checklists.

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Corporate Governance

PROPOSAL 1:

Election of Directors

The Board recommends a vote FOR the election of each nominee.

Overview

The Vericel Board of Directors provides oversight of, and strategic guidance to, our Company’s senior management. The core responsibility of a director is to fulfill his or her duties of care and loyalty and otherwise exercise his or her business judgment in the best interests of the Company and its shareholders. The Board is responsible for overseeing the Company’s officers, including the President and Chief Executive Officer, and for ensuring that management advances the interests of the shareholders through the operation of the Company’s business. The Board recognizes that it is management’s responsibility to carry out the policies and strategies approved by the Board and to manage and carry out the operation of the Company’s business. Our Board is committed to legal and ethical conduct in fulfilling its responsibilities and it expects all directors, as well as officers and employees of the Company, to adhere to Vericel’s Code of Business Conduct and Ethics, a copy of which is available on the Company’s website.

Our Board is committed to the continuous improvement of our corporate governance structure, the principles of enterprise-wide diversity and inclusion, the oversight of our corporate ESG initiatives and enhancing the composition and effectiveness of the Board itself.

Recent Governance Enhancements

•   Board adoption of enhanced Compensation Clawback Policy, as discussed further on page 52 (2023)

•   Oversight of an in-depth initiative to evaluate and enhance the Company’s cybersecurity incident response framework and readiness (2022-2023)

•   Termination of shareholder rights plan or “poison” pill (2021)

•   Implementation of comprehensive Corporate Governance Guidelines (2021)

•   Adoption of formal Stock Ownership Guidelines, with which all directors and officers were in compliance as of December 31, 2023

Board Composition and Effectiveness

•   Added new director with expertise in healthcare operations and payer matters (2021)

•   Robust Board self-assessment process in place to continuously evaluate the relevant skills and attributes of the Board’s individual members as well as the effectiveness of the Board as a whole

Diversity & Inclusion

•   Increased gender and racial diversity of Board (2021)

•   Continued oversight of Vericel Diversity and Inclusion Advisory Committee, which is committed to furthering and strengthening our workforce diversity across all levels of the organization

ESG Oversight

•   Oversaw the creation and publication of Vericel’s inaugural ESG report highlighting our Company’s commitment to incorporating ESG principles into our everyday business activities (2022)

•   Designated the Governance and Nominating Committee to oversee management of ESG-related matters (2022)

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Our Company’s Amended and Restated Bylaws (“Bylaws”) provide that the Board of Directors will consist of not less than five nor more than nine members, as fixed from time-to-time by a resolution of the Board, and that all directors will be elected annually. The Board currently consists of eight (8) directors. The persons named below as nominees for director will, if elected, each serve a term of one year expiring at the 2025 annual meeting of shareholders or until their successors are elected and qualified.

Vote Required

The affirmative vote of a plurality of the total shares of common stock entitled to vote and be represented in person or by proxy is required for the election of each of the nominees. It is the intention of the persons named as proxies to vote such proxy FOR the election of all nominees, unless otherwise directed by the shareholder. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in place of such nominee.

Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and “broker non-votes” will not be counted toward such nominee’s achievement of a plurality.

Board Refreshment and Succession Planning

The Company regularly examines the experience and expertise of our Board as a whole to ensure alignment between the Board’s abilities and our strategic priorities and long-range plan. We seek directors who will bring to the Board a deep and wide range of experiences in the business world and diverse problem-solving talents. The Company believes that the Board should represent an appropriate and relevant mix of skills, industry experience, backgrounds, ages and diversity (inclusive of race, gender and ethnicity). Typically, directors will be individuals who have demonstrated high achievement in business or another field, enabling them to provide strategic support and guidance to the Company. Particular areas of expertise include corporate strategy and development, commercial sales and marketing, commercial operations and execution, research and development, technical operations, familiarity with manufacturing biotechnology and medical device products, knowledge of the legal and compliance issues facing the life science industry, experience concerning the policies and procedures of public and private payers in the medical technology and biopharmaceutical space, corporate finance, financial and/or accounting expertise, organizational leadership, development and management, public company management and disclosure, and corporate risk assessment and prior experience in the medical technology, biopharmaceutical and complex biologics industries.

Identifying and Evaluating Candidates for Director

The Governance and Nominating Committee evaluates and recommends to the Board of Directors the nominees for each election of directors. Both the Governance and Nominating Committee and the Board use a variety of methods for identifying and evaluating such nominees, and the Governance and Nominating Committee, in consultation with the Chairman and other Board members, regularly assesses the composition of the Board and each committee to evaluate their effectiveness and whether or not changes should be considered. The full Board annually determines the diversity of specific skills and characteristics that could improve the overall quality and ability of the Board to carry out its oversight of the Company and other functions.

The Governance and Nominating Committee’s goal is to assemble a Board of Directors that brings to Vericel a variety of perspectives and skills derived from high quality business and professional experience, while considering the appropriate size of both the Board and its committees. In doing so, the Governance and Nominating Committee also considers candidates with appropriate non-business backgrounds. In general, the Governance and Nominating Committee seeks director nominees with the talents and backgrounds that provide the Board with an appropriate mix of knowledge, skills and experience for the needs of Vericel’s business.

1	SUCCESSION PLANNING

   The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.

   Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.

   If any member of the Board of Directors that is up for re-election at an upcoming annual meeting of shareholders does not wish to continue in service, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above.

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2	IDENTIFICATION OF CANDIDATES

   Current members of the Governance and Nominating Committee and the Board are polled for suggestions as to individuals meeting the criteria of the Governance and Nominating Committee.

   Research may also be performed to identify qualified individuals.

   If the Governance and Nominating Committee believes that the Board requires additional candidates for nomination, the Governance and Nominating Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates.

3	INDEPENDENCE AND BOARD COMPOSITION REQUIREMENTS

The Governance and Nominating Committee recognizes that under applicable regulatory requirements at least one member of the Board of Directors must, and believes that it is preferable that more than one member of the Board of Directors should, meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the Board must meet the definition of “independent director” under the Nasdaq listing standards or the listing standards of any other applicable self-regulatory organization that Vericel is subject to or governed by. The Governance and Nominating Committee also believes that it is appropriate for at least one member of Vericel’s management to participate as a member of the Board.

4	ADDITIONAL QUALIFICATIONS

There are no stated minimum criteria for director nominees, and the Governance and Nominating Committee may consider such other factors as it deems are in the best interests of Vericel and its shareholders. In general, and given Vericel’s position as a leader in the biotechnology and medical technology space, the Board believes it should be comprised of persons with skills and experience in areas such as:

   Corporate strategy and development;

   Commercial sales and marketing;

   Commercial operations and execution;

   Research and development;

   Technical operations;

   Manufacturing of biotechnology and medical device products;

   Knowledge of the legal and compliance issues facing the life science industry;

   Experience concerning the policies and procedures of public and private payers in the medical technology and biopharmaceutical space;

   Corporate finance;

   Financial and/or accounting expertise and experience with regulatory and SEC requirements applicable to public companies;

   Organizational leadership, development and management;

   Public company management and disclosure;

   Corporate risk assessment, management, and prior experience in the medical technology, biopharmaceutical and complex biologics industries; and

   Knowledge of, and experience handling, cybersecurity-related issues currently facing publicly-traded organizations

5	MEETING AND ENGAGING WITH CANDIDATES

Following the identification of one or more potential candidates to serve on The Board, members of the Governance and Nominating Committee will generally be provided with a copy of each candidate’s resume and any additional information concerning the candidate’s skills and qualifications. One or more members of the Governance and Nominating Committee will then conduct an interview of each candidate. The Company’s CEO may also participate in such interview, if desired.

6	DECISION AND NOMINATION

Once the Governance and Nominating Committee identifies an individual to serve as a new director, the Committee will generally commission an independent background check of that individual to confirm the candidate’s suitability to serve on Vericel’s Board. Upon obtaining the results of the background check, the Governance and Nominating Committee will again discuss the candidate’s suitability for membership on the Board and will normally share its findings and recommendation with all members of the Board.

7	ELECTION

Once the Governance and Nominating Committee has reached a decision to invite a new member to the Board it will make a formal recommendation to the Board for the candidate’s election. Following approval of Board resolutions to elect the new member, an invitation to join the Board will be extended to the candidate, normally by the Chairman of the Board.

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Commitment to Diversity

The Governance and Nominating Committee also actively seeks out highly-qualified diverse candidates. In February 2020, the Board formalized its longstanding practice of considering women and minority candidates for open director positions by amending the Charter of the Governance and Nominating Committee and its Director Nominations Policy to clearly state that in filling each open director position the Governance and Nominating Committee will endeavor to actively seek out highly-qualified diverse candidates (including diversity on the basis of gender, race and ethnicity) to include in the pool from which director nominees are chosen. Additionally, in situations where the Governance and Nominating Committee engages a third-party search firm to assist in a Board member search, the policy requires that the search firm actively seek out highly qualified female and racially/ethnically diverse candidates, as well as individuals with diverse backgrounds, skills and experiences, to include in the candidate pool. The Board most recently added a member in 2021, when it conducted a nationwide search for a new director that resulted in the appointment of Lisa Wright on June 1, 2021.

Board’s Skills and Experience

All of our director nominees exhibit high integrity, sound business judgment, innovative thinking, collegiality and a knowledge of corporate governance requirements and practices. As a group, our director nominees bring a balance of relevant skills and experience to our boardroom, including those listed below:

	Robert Zerbe, M.D.	Dominick Colangelo	Heidi Hagen	Alan Rubino	Kevin McLaughlin	Steven Gilman, Ph.D.	Paul Wotton, Ph.D.	Lisa Wright
Prior BOD Experience
Industry Experience
Medical Technologies
BioPharma
Complex Biologics
Payer
Healthcare Operations
Functional Expertise
CEO/GM
Finance
Chief Operating Officer
Marketing/Sales
Research and Development
Technical Operations
Business Development
Geography
North America
Asia/Middle East
Europe
Demographics
Age	73	60	55	69	67	71	63	49
Tenure	2006	2013	2013	2005	2015	2015	2015	2021
Male/Female	M	M	F	M	M	M	M	F
Race/Ethnicity
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
LGBTQ+

Directors who are Military Veterans: 0

Directors with Disabilities: 0

Directors who Identify as Middle Eastern: 0

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Director Nominees for Election at the 2024 Annual Meeting of Shareholders

The biographical description below for each director nominee includes the specific experiences, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of Vericel.

Robert Zerbe,
M.D., 73

Independent

Chairman of the Board

Retired Chief Executive Officer,
QUATRx Pharmaceuticals Company

Director Since: 2006

Other Current Public Company Directorships:

•  None

Vericel Board committee(s):

•  Audit Committee

KEY EXPERIENCE AND QUALIFICATIONS

•  BioPharma: Dr. Zerbe has held numerous senior management positions at major pharmaceutical companies throughout his career, including serving as Chief Executive Officer of QUATRx Pharmaceuticals Company as well as senior positions at both Eli Lilly and Company and Pfizer.

•  CEO/GM: Served as CEO of a drug development company for over 15 years

•  Research & Development: Led the clinical development programs for a number of key products, including Lipitor and Neurontin, at Pfizer

PROFESSIONAL HIGHLIGHTS

•  Chief Executive Officer of QUATRx Pharmaceuticals Company, a venture-backed drug development company, which he co-founded (2000-2016)

•  Senior Vice President of Worldwide Clinical Research and Development of Pfizer (formerly Parke-Davis), as well as other senior executive management positions (1993-2000)

•  Managing Director, Lilly Research Center U.K., of Eli Lilly and Company (including Vice President of Clinical Investigation and Regulatory Affairs, as well as several other clinical research and development positions) (1982-1993)

OTHER LEADERSHIP POSITIONS AND EXPERIENCE

•  Member of the boards of directors of Metabolic Solutions Development Company and Cirius Therapeutics, both private companies focused on metabolic diseases

EDUCATION

•  M.D. from Indiana University School of Medicine

•  Post-doctoral work in internal medicine, endocrinology and neuroendocrinology at Indiana University and the National Institutes of Health

Dominick Colangelo, 60 President and Chief Executive Officer, Vericel Director Since: 2013 Other Current Public Company Directorships: • Trevi Therapeutics, Inc. Vericel Board committee(s): • None	KEY EXPERIENCE AND QUALIFICATIONS

•  CEO/GM: Mr. Colangelo has more than 20 years of executive management experience in the biopharmaceutical industry. For the past 10 years he has served as President and CEO of Vericel, spearheading the acquisition of MACI and Epicel and leading the Company through an extended period of significant revenue and market growth. Mr. Colangelo also served for more than a decade in senior leadership positions at Eli Lilly and Company.

•  Finance: Mr. Colangelo possesses a significant accounting and finance background, which has been developed through education, strategy and business development roles, as well as his service on the audit committee of the board of directors of Trevi Therapeutics.

•  Marketing/Sales: Extensive experience in the acquisition, development and commercialization of products across a variety of therapeutic areas

•  Business Development: Experience gained through a variety of executive positions in product development, pharmaceutical operations and corporate development

PROFESSIONAL HIGHLIGHTS

•  President and Chief Executive Officer and a member of the Board of Directors of Vericel (2013-present)

•  Director of Strategy and Business Development for Eli Lilly’s Diabetes Product Group and founding Managing Director of Lilly Ventures at Eli Lilly and Company

OTHER LEADERSHIP POSITIONS AND EXPERIENCE

•  Member of the board of directors of Trevi Therapeutics, Inc., a publicly-traded clinical stage biopharmaceutical company focused on the development and commercialization of treatments for chronic cough conditions. Mr. Colangelo is a member of both the audit and compensation committees of the Trevi Therapeutics board.

EDUCATION

•  B.S.B.A. in Accounting, Magna Cum Laude, from the State University of New York at Buffalo

•  J.D., with honors, from the Duke University School of Law

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Heidi Hagen,
55

Independent

Former Chief Technical Officer, Sonoma Biotherapeutics

Director Since: 2013

Other Current Public Company Directorships:

•  None

Vericel Board committee(s):

•  Compensation and Governance and Nominating (Chair) Committees

KEY EXPERIENCE AND QUALIFICATIONS

•  BioPharma/Complex Biologics: Ms. Hagen possesses more than 30 years of product development and leadership experience within the biopharmaceutical and medical device industries, having successfully built organizations and executed development programs within both established and start-up environments.

•  Chief Operating Officer/Technical Operations: Ms. Hagen has developed extensive operations experience throughout her career, including while serving at multiple commercial-stage biotechnology companies. In those capacities, Ms. Hagen has developed particular expertise in technical operations, where she has overseen production operations for multiple complex biologics across a variety of therapeutic areas.

PROFESSIONAL HIGHLIGHTS

•  Chief Technical Officer of Sonoma Biotherapeutics, a privately-held biotechnology company (2021-2022)

•  Interim Chief Executive Officer and member of the board of directors of Ziopharm Oncology, Inc., a publicly-traded company developing immune-oncology gene and cell therapies (2019-2021)

•  Co-founder and Advisor and former Chief Strategy Officer of Vineti, Inc., a software platform company for cell and gene therapy supply chain management (2015-present)

•  Senior Vice President of Operations for Dendreon Corporation, a commercial biotechnology company (2002-2012)

OTHER LEADERSHIP POSITIONS AND EXPERIENCES

•  Member of the boards of directors of Obsidian Therapeutics, Inc., a privately-held organization focused on treating cancer through cell and gene therapies, Applied Stem Cell, a privately-held organization developing proprietary gene editing and stem cell technology platforms, and A-Alpha Bio, a privately-held organization focused on developing synthetic biotechnology and machine learning to accelerate drug development

EDUCATION

•  B.S. in cell and molecular biology, M.S. in bioengineering, and M.B.A. from the University of Washington

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Alan Rubino,
69

Independent

Former Chief Executive Officer, Emisphere Technologies, Inc.

Director Since: 2005

Other Current Public Company Directorships:

•  None

Vericel Board committee(s):

•  Audit and Compensation (Chair) Committees

KEY EXPERIENCE AND QUALIFICATIONS

•  CEO/GM: Mr. Rubino possess a wealth of experience across multiple disciplines within the biotechnology and pharmaceutical industries. Mr. Rubino recently served for seven years as CEO of Emisphere Technologies, Inc., a publicly-traded drug delivery company, as well as CEO of RenovaCare, a publicly-held biotechnology company.

•  Marketing/Sales/Business Development: Mr. Rubino spent 24 years with Roche where he served as a member of the executive committee for ten years and presided over 30 product launches and brand marketing execution plans. He also had leading roles in the acquisitions of Syntex Labs and Boehringer-Mannheim.

•  Operations: Throughout his career, Mr. Rubino has provided enterprise-wide leadership over corporate, marketing, sales, supply chain and human resources management functions.

PROFESSIONAL HIGHLIGHTS

•  President and Chief Executive Officer of RenovaCare, a publicly-held biotechnology company (2019-2021)

•  Chief Executive Officer of Emisphere Technologies, Inc., a publicly-held drug delivery company, which was acquired by Novo Nordisk for $1.8B (2012-2019)

•  Chief Executive Officer and co-founder of New American Therapeutics, Inc., which acquired Denavir from Novartis (New American was subsequently sold to Renaissance Pharma, LLC for a 49% IRR to investors)

•  Chief Executive Officer and co-founder of Akrimax Pharmaceuticals, LLC, where he in-licensed Tirosint from IBSA Institut Biochimique SA for the U.S. market

OTHER LEADERSHIP POSITIONS AND EXPERIENCES

•  Currently serves as Executive Chairman of the board of directors of AMO Pharma Limited, a privately-held UK-based company focused on special therapeutics for rare diseases (2021-present)

•  Former member of boards of directors of numerous public and privately-held organizations, including SANUWAVE Health, Inc., and Genisphere, Inc.

EDUCATION

•  B.A. in economics from Rutgers University with a minor in biology/chemistry

•  Post-graduate educational programs at the University of Lausanne and Harvard Business School

Kevin
McLaughlin,
67

Independent

Former Chief Financial Officer and Treasurer, Acceleron Pharma Inc.

Director Since: 2015

Other Current Public Company Directorships:

•  None

Vericel Board committee(s):

•  Audit (Chair) Committee

KEY EXPERIENCE AND QUALIFICATIONS

•  BioPharma: Mr. McLaughlin has more than 40 years of operating management and financial experience spanning the biotech, high-tech and education industries.

•  Finance: Mr. McLaughlin served for 11 years as the Senior Vice President, Chief Financial Officer and Treasurer of Acceleron, Pharma Inc., until its acquisition by Merck & Co. in 2021. Prior to Acceleron, he served as Senior Vice President and Chief Financial Officer of Qteros, Inc., a cellulosic biofuels company.

PROFESSIONAL HIGHLIGHTS

•  Senior Vice President, Chief Financial Officer and Treasurer of Acceleron Pharma Inc., a publicly-traded biopharmaceutical company (2010-2021)

•  Senior Vice President and Chief Financial Officer of Qteros, Inc., a cellulosic biofuels company (2009-2010)

•  Co-founder, Chief Operating Officer and a director of Aptius Education, Inc., a publishing company (2007-2009)

•  President and Chief Executive Officer and a member of the board of directors of PRAECIS Pharmaceuticals until its sale to GSK plc (formerly GlaxoSmithKline). Mr. McLaughlin joined PRAECIS as its first Chief Financial Officer and also served as Chief Operating Officer.

OTHER LEADERSHIP POSITIONS AND EXPERIENCES

•  Former member of the board of directors of Decibel Therapeutics, a clinical-stage and public biotechnology company dedicated to discovering treatments to restore and improve hearing and balance, which was acquired by Regeneron Pharmaceuticals in 2023

•  Member of the board of directors of Combined Therapeutics, Inc., a privately-held company focused on the development of mRNA treatments

EDUCATION

•  B.S. in business from Northeastern University and an M.B.A. from the F.W. Olin Graduate School of Business at Babson College

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Steven Gilman,
71

Independent

Retired Chairman and Chief Executive Officer, ContraFect Corporation

Director Since: 2015

Other Current Public Company Directorships:

•  SCYNEXIS, Inc.

•  Akebia Therapeutics, Inc.

Vericel Board committee(s):

•  Compensation Committee

KEY EXPERIENCE AND QUALIFICATIONS

•  BioPharma: Dr. Gilman has a wealth of leadership experience in the biopharmaceutical space, which has been developed while serving in senior roles across the industry. Dr. Gilman has served as the Chief Executive Officer at both ContraFect Corporation until his retirement in 2019, and earlier in his career at ActivBiotics, Inc., a privately-held biopharmaceutical company.

•  Research & Development/Technical Operations: In addition to his core management experience, Dr. Gilman has served in key Research and Development and Operations roles during his career. Notably, Dr. Gilman served as Executive Vice President, Research and Development and Chief Scientific Officer for five years at Cubist Pharmaceuticals, before the company’s acquisition by Merck & Co. in 2015.

PROFESSIONAL HIGHLIGHTS

•  Chairman and Chief Executive Officer of ContraFect Corporation (2015-2019)

•  Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals (2010-2015)

•  Chairman and Chief Executive Officer of ActivBiotics, Inc., a privately-held biopharmaceutical company (2004-2007)

•  Vice President and General Manager, Inflammation, at Millennium Pharmaceuticals, Inc.

•  Group Director, Global Research and Development, Pfizer

•  Held scientific, business, and academic appointments at Wyeth Pharmaceuticals, Inc., Cytogen Corporation, Temple Medical School, and Connecticut College

OTHER LEADERSHIP POSITIONS AND EXPERIENCES

•  Former member of board of directors of the Massachusetts Biotechnology Association

•  Former member of the boards of directors of ContraFect Corporation and Momenta Pharmaceuticals, Inc.

•  Held advisory roles on the Penn State University biotechnology board and the Northeastern University drug discovery board

EDUCATION

•  B.A. in microbiology from Miami University of Ohio

•  Ph.D. and M.S. in microbiology from Pennsylvania State University

•  Post-doctoral training at Scripps Clinic and Research Foundation

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Paul Wotton,
Ph.D., 63

Independent

Executive Director and Chairman of the Board, Rice Biotech Launch Pad; Adjunct Professor, Rice University

Director Since: 2015

Other Current Public Company Directorships:

•  Cynata Therapeutics Limited

Vericel Board committee(s):

•  Governance and Nominating Committee

KEY EXPERIENCE AND QUALIFICATIONS

•  BioPharma/Complex Biologics/Business Development/Marketing and Sales: Dr. Wotton has served in key leadership roles across the pharmaceutical and biotech industries throughout his career and has been integral in a number of high-profile business development transactions during that period. While CEO of Obsidian Therapeutics, Inc., Dr. Wotton spearheaded key deals with Vertex Pharmaceuticals and M.D. Anderson, and earlier in his career, while CEO at Siglion Therapeutics, Inc., he oversaw the eventual acquisition of the company by Eli Lilly and Company. Dr. Wotton’s experiences provide key insight to the Vericel leadership team as the Company continues to investigate expanding its product portfolio with another highly-synergistic therapy.

PROFESSIONAL HIGHLIGHTS

•  President and Chief Executive Officer and a board member of Obsidian Therapeutics, Inc., a privately-held company (2019-2022)

•  Founding President and Chief Executive Officer of Sigilon Therapeutics, Inc., a cell therapeutics company (2016-2019)

•  President and Chief Executive Officer and member of the board of directors of Ocata Therapeutics, Inc. (from July 2014 until its acquisition by Astellas Pharma US, Inc. in February 2016)

•  President and Chief Executive Officer and member of the board of directors of Antares Pharma, Inc., a publicly-traded biopharmaceutical company (2008-2014)

•  Held senior level positions at Eurand International BV, Penwest Pharmaceuticals, Abbott Laboratories and Merck, Sharp and Dohme

OTHER LEADERSHIP POSITIONS AND EXPERIENCES

•  Chair of the board of directors of Kytopen, a privately-held biotechnology company focused on developing cellular and genome engineering platforms

•  Former member of the board of directors and Chairman of the compensation committee of Veloxis Pharmaceuticals A/S

•  Past Chairman of the Emerging Companies Advisory Board of BIOTEC Canada

•  Named Ernst & Young Entrepreneur of the Year for Life Sciences, New Jersey, in 2014

EDUCATION

•  Bachelor’s in Pharmacy, with honors, from University College London

•  Ph.D. in pharmaceutical sciences from the University of Nottingham

•  M.B.A. from Kingston Business School

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Lisa Wright, 49

Independent

President and Chief Executive Officer, Community Health Choice, Inc.

Director Since: 2021

Other Current Public Company Directorships:

•  None

Vericel Board committee(s):

•  Governance and Nominating Committee

KEY EXPERIENCE AND QUALIFICATIONS

•  CEO/GM/Payer/Healthcare Operations: Ms. Wright is President and Chief Executive Officer of Community Health Choice, Inc., a managed care organization with approximately 430,000 members and a provider community consisting of over 10,000 physicians and 100 hospitals in the greater Houston area. She is an accomplished healthcare executive with a track record of strong strategic, operations and financial performance across a number of leading healthcare organizations.

•  Importantly, Ms. Wright brings to the Vericel Board key expertise in the payer and provider aspects of the healthcare system, which is bolstered by her deep understanding of healthcare economics and the full healthcare ecosystem. Her experiences will prove valuable as we continue our journey as a high-growth commercial business with multiple products with varied reimbursement models.

PROFESSIONAL HIGHLIGHTS

•  President and Chief Executive Officer of Community Health Choice, Inc., a local, non-profit, Managed Care Organization (MCO), offering Children’s Medicaid (STAR), CHIP (Children’s Health Insurance Plan) and DSNP (Dual Special Needs Plan), and participant in the Health Insurance Marketplace (2020-present)

•  North Regional Medicare President for WellCare Health Plans (2018-2020)

•  President of the Dual Special Needs Plan, Medicare-Medicaid Plan and Nursing Facilities lines of business in Texas at UnitedHealthcare (2014-2018)

•  Began career in a variety of roles of increasing responsibility at Anthem

OTHER LEADERSHIP POSITIONS AND EXPERIENCES

•  Member of the boards of directors of several non-profit organizations in Houston

EDUCATION

•  B.A. in communication from the University of Kentucky

•  M.B.A. from the University of Maryland

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Shareholder Recommendations

The Governance and Nominating Committee will evaluate any recommendation for director nominees proposed by a shareholder who: (i) has continuously held at least 1% of the outstanding shares of our common stock entitled to vote at the annual meeting for at least one year by the date the shareholder makes the recommendation; and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with Vericel’s established procedures for evaluating potential director nominees, any recommendation for a director nominee submitted by a qualifying shareholder must be received by Vericel no later than 120 days prior to the anniversary of the date proxy statements were made available to shareholders in connection with the prior year’s annual meeting. Any shareholder recommendation for a director nominee must be submitted to the General Counsel and Secretary, in writing, at 64 Sidney St., Cambridge, Massachusetts 02139, and must contain the following information:

•	A statement by the shareholder that he/she is the holder of at least 1% of our common stock and that the stock has been held for at least one year prior to the date of the submission and that the shareholder will continue to hold the shares through the date of the annual meeting;
•	The candidate’s name, age, contact information and current principal occupation or employment;
•	A description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including the candidate’s principal occupation and employment and the name and principal business of any corporation or other organization at which the candidate was employed; and
•	The candidate’s resume.

The Governance and Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying shareholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed director and officer questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance and Nominating Committee.

Board’s Role and Responsibilities

Overall Role of the Board of Directors

The Board is elected by the shareholders to oversee their interests in the long-term success of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to, or shared with, the shareholders. The core responsibility of a director is to fulfill his or her duties of care and loyalty and to otherwise exercise sound business judgment in the best interests of Vericel and its shareholders. The Board oversees the proper safeguarding of the Company’s assets, the maintenance of appropriate financial and other internal controls and the Company’s compliance with applicable laws and regulations and proper governance. The Board selects the Chief Executive Officer (“Chief Executive Officer” or “CEO”) and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

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Key Responsibilities of the Board

Oversight of Corporate Strategy	Oversight of Risk Management	Oversight of ESG and Human Capital Management

•  The Board oversees and monitors strategic and long-range planning

•  The Board and its committees routinely engage with senior management on critical business matters that are tied to the Company’s long-term strategy

•  Senior management is tasked with executing business strategy and providing regular updates to the Board

•  The Board oversees risk management

•  The Board’s individual committees play key roles in monitoring and managing risk areas particular to Vericel’s core business

•  Senior management is charged with managing risk, through the development and implementation of robust internal processes and effective internal controls

•  The Board, through the Governance and Nominating Committee, oversees management of the Company’s strategy, initiatives, opportunities and reporting on material ESG matters, including DE&I

•  The Board oversees the creation and retention of a talented employee base

•  The Board maintains responsibility for succession planning for the CEO and other key members of the senior management team

Oversight of Corporate Strategy

Our Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities and corporate development opportunities. Our Board also reviews and approves strategic transactions, including significant investments, acquisitions and collaborations. At the Board and committee meetings and throughout the year, our Board regularly receives information and formal updates from our management and actively engages with the executive leadership team with respect to our corporate strategy. The Board’s independent directors also hold regularly scheduled executive sessions at which strategic matters are discussed.

Board’s Role in the Oversight of Risk Management

Vericel management is responsible for assessing and managing risk to the Company, subject to the oversight of the Board. The Board exercises its oversight responsibility directly and through its committees. The Board considers specific risk topics directly, such as risks associated with the Company’s overall strategy, including clinical, product development, and financing strategies, business continuity, crisis preparedness and corporate reputational risks. The Board is kept informed of the committees’ risk oversight activities through periodic reports to the Board. The Board and its committees meet regularly with members of management responsible for managing risk.

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The committees of the Board of Directors execute their oversight responsibility for risk management as follows:

Audit Committee	Compensation Committee

The Audit Committee has primary responsibility for overseeing risk associated with:

•  the Company’s financial and accounting systems, as well as the work performed by Vericel’s independent registered public accounting firm and internal audit team;

•  accounting policies;

•  investment strategies;

•  finance-related reporting;

•  regulatory compliance, and risks associated with the manufacturing and production of the Company’s approved products; and

•  the Company’s data security and information systems and technology, including cybersecurity.

The Audit Committee also reviews transactions between Vericel and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest. The Audit Committee also receives regular reports and feedback from Vericel’s Chief Compliance Officer concerning the health of the Company’s Compliance Program as well as management’s Enterprise Risk assessment of the organization.

The Compensation Committee is responsible for overseeing risks related to Vericel’s cash and equity-based compensation programs and practices and ensuring that executive and employee compensation plans are appropriately structured so that they do not incentivize excessive risk-taking and are not reasonably likely to have a material adverse effect on Vericel.
Governance and Nominating Committee
The Governance and Nominating Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees, as well as our corporate governance. The Governance and Nominating Committee works to ensure that our corporate governance does not encourage or promote excessive risk-taking on the part of the Board of Directors or by Vericel employees.

Cybersecurity Risk Management

Cybersecurity is a risk management focus area for the Company, with both the full Board and the Audit Committee providing oversight.

Role of Management:

•  We have developed processes for assessing, identifying and managing material risks from cybersecurity threats. Our enterprise risk management system incorporates risks from cybersecurity threats alongside other risks to the Company. As part of this risk management system, our information technology team oversees and implements security controls designed to minimize the risk or impact of any breach or unauthorized disclosure of our confidential and sensitive data. These controls include security management, intrusion detection and monitoring applications, and multifactor authentication, among other mitigation efforts.

•  Our Executive Director, Corporate Information Systems, along with our General Counsel, Information Technology management team, and Chief Operating Officer, oversees our approach to cybersecurity and is responsible for assessing and managing our material risks from cybersecurity threats. In this role, our Executive Director, Corporate Information Systems has access to an external information security firm and an industry-leading intelligence platform and, leveraging these tools, monitors the prevention, detection, mitigation and remediation of cybersecurity incidents across the organization.

•  Throughout 2022 and 2023, management worked extensively with external consultants to evaluate the Company’s cybersecurity incident response planning framework and to develop an enhanced enterprise-wide incident response plan to be deployed in the event of, and to help mitigate the impact of, a cybersecurity incident. The Board was actively engaged in this endeavor and received periodic updates and reports concerning the Company’s progress.

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Board and Committee Updates:

•  The Audit Committee of our Board oversees our risk management process, which includes risks from cybersecurity threats. The Audit Committee receives reports from management at least semi-annually, and more frequently, if necessary, with respect to risks from cybersecurity threats. The Audit Committee also reviews cybersecurity and data security risks and mitigation strategies, along with program assessments, planned improvements and the status of information technology initiatives. The Audit Committee keeps the Board apprised of developments as they occur, and the Board has full access to management concerning cybersecurity and other risk matters at all times.

Continuing Education:

•  The entire Board receives annual training from outside experts concerning the current global cybersecurity threat landscape and corporate best practices for mitigating cybersecurity risks, as well as the Board’s legal, regulatory and fiduciary responsibilities from a cybersecurity standpoint.

Oversight of Environmental, Social and Governance Matters

Board of Directors	Governance and Nominating Committee	Management

•  Provides oversight of, and strategic guidance to, our executive leadership team on ESG topics

•  Is comprised of industry leaders with extensive and diverse experiences, which span various business, healthcare, and scientific areas

•  Periodically reviews and oversees management of Vericel’s strategy, initiatives, risks, opportunities and related reporting with respect to significant ESG matters

•  Oversees corporate ESG matters as they pertain to the Company’s business and long-term strategy and identifies emerging trends and issues that may affect our operations, performance and external stakeholder relationships

•  Periodically receives updates on the Company’s ongoing and future ESG programs, products and disclosures, and the Company’s corporate social responsibility and diversity and inclusion programs and activities

•  Management is tasked with executing on the Company’s ESG strategy and initiatives set by the Board.

•  Vericel’s commitment to ESG permeates all levels of the organization, whether it be our Company-level Diversity and Inclusion Advisory Committee, which is designed to further cultivate the diverse culture we have created at Vericel, or whether it be our operations team, which is tirelessly working to complete our new state-of-the-art manufacturing facility and corporate headquarters in Burlington, Massachusetts.

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Human Capital Management and Management Succession Planning

The Board is actively engaged in overseeing the Company’s people and culture strategy. Our Board believes that human capital management and succession planning, including DE&I initiatives, are vital to Vericel’s continued success. During 2023, our Board remained keenly engaged with, and received periodic updates concerning the progress of, the Company’s Diversity and Inclusion Advisory Committee, which is tasked with enhancing diversity across the organization and cultivating a culture and environment that respects, supports and promotes people of all races, ethnicities, religions, nationalities, genders, sexual orientations, and all other qualities that make each of us unique. Additionally, our Board’s involvement in leadership development and succession planning is ongoing, and the Board provides input on important decisions in each of these areas.

Board Oversight	Board Committees’ Responsibilities
Our committees assist the Board with succession planning as follows:

•  Our Board, with leadership from our Chairman, maintains primary responsibility for succession planning for the Chief Executive Officer and talent retention and development programs for members of senior management

•  In 2023, the Board, in conjunction with the Governance and Nominating Committee, reviewed a comprehensive plan that included the Company’s strategy to meet ongoing goals in the event of both planned and unforeseen vacancies at the director level and above, as well as the potential of such individuals to assume increased leadership in the organization

Governance and Nominating Committee

•  At least annually, meets with our CEO to discuss succession planning for members of the executive management team

•  Considers the procedure for timely and efficient transfer of CEO responsibilities in the event of an emergency or the sudden incapacity, death, resignation or retirement of Mr. Colangelo, or the occurrence of any other event that would have a material impact on Mr. Colangelo’s ability to fulfill his job duties

•  In connection with its oversight of Emergency Succession planning, receives an assessment of the performance of members of senior management and their potential to assume the position of CEO and other key positions within the Company

Compensation Committee • Performs an annual formal evaluation of the CEO in consultation with the Governance and Nominating Committee

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Code of Ethics

In 2023, the Board of Directors oversaw a comprehensive review and revision of the Company’s Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors, and which sets the bedrock principles of our Patients First mission, including expectations for integrity, compliance and ethical conduct in everything we do as a business. The Company also maintains a separate Code of Ethics for Senior Financial Officers. These documents are available on the Investor Relations page of our website, www.vcel.com. We will also make information related to any amendments to, or waivers from, these Codes of Ethics available on the website as required by law.

Board Structure

Board Leadership Structure

The Board of Directors does not have a formal policy on whether the positions of CEO and Chairperson of the Board should be separate or united, but rather will make that determination from time to time in its judgment. The Chairperson of the Board is currently an independent director, but if the Chairperson of the Board is not independent, the Board will appoint an independent lead director. The Chairperson of the Board shall preside at all meetings of the Board and the shareholders, and shall perform such other duties, and exercise such powers, as prescribed by the Bylaws or by the Board, from time to time. If the Chairperson of the Board is not independent and a lead director has been appointed, he or she shall preside at executive sessions of the independent directors and will bear such further responsibilities as the Board may designate from time to time. Currently, Dr. Zerbe serves as the Board’s independent Chairman.

The independent members of the Board of Directors have periodically reviewed this leadership structure and believe it is appropriate for Vericel at the current time. The CEO is responsible for setting the strategic direction for Vericel, as well as the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the CEO and sets the agenda for, and presides over, meetings of the full Board of Directors. The CEO and Chairman of the Board of Directors provide leadership to the Board and work with it to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board of Directors presides over executive sessions, ensures that no conflict of interest arises between management and the functions of the Board of Directors, and facilitates communication among the directors. The Chairman of the Board and the CEO work together to provide appropriate information to the Board, and the Chairman works with other Board members to provide strong, independent oversight of Vericel’s management and affairs. Thus, the Board of Directors believes that the current structure balances the needs for the CEO to run Vericel on a day-to-day basis with the benefit provided to Vericel by significant involvement and leadership of an independent Chairman of the Board of Directors.

Board Independence

The Board of Directors has affirmatively determined that all of the members of the Board and each director nominee, other than Mr. Colangelo, are independent within the meaning of the director independence standards of Nasdaq and the SEC. Mr. Colangelo is not considered independent because of his current employment as the President and CEO of Vericel. There are no family relationships between any of our directors, persons nominated or chosen to be a director or an officer and any of our executive officers.

Executive Sessions

Applicable Nasdaq listing standards require that the independent directors meet from time-to-time in executive sessions. In fiscal year 2023, our independent directors met in regularly scheduled executive sessions with only independent directors present at each Board and committee meeting.

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Committees of the Board

Audit Committee

Kevin McLaughlin Chairperson Members: Alan Rubino Robert Zerbe, M.D.

RESPONSIBILITIES

Under the terms of its current charter, the Audit Committee’s responsibilities include, in part:

•   Reviewing with Vericel’s independent accountants and management the annual financial statements and independent accountants’ opinion;

•   Reviewing the scope and results of the examination of Vericel’s financial statements by the independent accountants;

•   Reviewing all professional services performed by, and related fees of, the independent accountants;

•   Approving the retention of the independent accountants; and

•   Periodically reviewing Vericel’s accounting policies and internal accounting and financial controls.

The Audit Committee may delegate duties or responsibilities to subcommittees or to one member of the Audit Committee. During the fiscal year ended December 31, 2023, the Audit Committee held four (4) meetings. All members of our Audit Committee are independent (as independence is defined in Rule 5605(a)(2) and as required under Rule 5605(c)(2) of the Nasdaq listing standards). Since March 2015, Mr. McLaughlin, an independent director, has been designated as an audit committee financial expert as defined by the rules of the SEC. The Audit Committee acts pursuant to a written charter, a current copy of which is available on the Investor Relations page of our website, www.vcel.com. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors.”

PAST-YEAR HIGHLIGHTS

In addition to its important oversight of Vericel’s financial statements and of our independent registered public accounting firm, during 2023, the Audit Committee received regular reports and provided key oversight of treasury, compliance and risk management activities at the organization level, to include management’s continued enhancements to the Company’s cybersecurity readiness. The Committee also oversaw the Company’s update and modernization of its Code of Business Conduct and Ethics.

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Compensation Committee

Alan Rubino Chairperson Members: Heidi Hagen Steven Gilman, Ph.D.

RESPONSIBILITIES

Under the terms of its current charter, the Compensation Committee’s responsibilities include, in part:

•   Determining and approving salary and bonus levels and equity award grants with respect to executive officers, and making recommendations to the Board of Directors regarding Mr. Colangelo’s compensation;

•   Determining and approving equity award grants with respect to all employees;

•   Reviewing and proposing to the Board of Directors changes in director compensation; and

•   Retaining and approving the compensation of any compensation advisers and evaluating the independence of any such compensation advisers.

In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer compensation for consistency with the Committee’s compensation philosophy and strategy as well as relevant compensation guidelines. The Compensation Committee may delegate duties or responsibilities to subcommittees or to one member of the Committee. During the fiscal year ended December 31, 2023, the Compensation Committee held four (4) meetings. All members of our Compensation Committee are independent (as independence is defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee acts pursuant to a written Charter, a current copy of which is available on the Investor Relations page of our website, www.vcel.com.

PAST-YEAR HIGHLIGHTS

During 2023, the Compensation Committee approved of certain amendments to its Charter to reflect its administration and oversight of the Company’s Deferred Compensation Plan, which was adopted in May of 2023. The Deferred Compensation Plan, which is discussed in more detail on page 57 is limited to non-employee directors and a select group of management or highly compensated employees at the Company.

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Governance and Nominating Committee

Heidi Hagen Chairperson Members: Lisa Wright Paul Wotton, Ph.D.

RESPONSIBILITIES

Under the terms of its current charter, the Governance and Nominating Committee’s responsibilities include, in part:

•   Assisting Vericel’s Board of Directors in fulfilling its responsibilities by reviewing and reporting to the Board of Directors on (i) corporate governance compliance mechanisms, (ii) corporate governance roles amongst management and directors, and (iii) establishing a process for identifying and evaluating nominees for the Board of Directors; and

•   Considering qualified candidates for appointment and nomination for election to the Board of Directors and making recommendations concerning such candidates.

Consistent with this function, the Governance and Nominating Committee encourages continuous improvement of, and fosters adherence to, our corporate governance policies, procedures and practices at all levels. The Governance and Nominating Committee may delegate duties or responsibilities to subcommittees or to one member of the Governance and Nominating Committee. During the fiscal year ended December 31, 2023, the Governance and Nominating Committee held four (4) meetings. All members of the Governance and Nominating Committee are independent (as independence is defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Governance and Nominating Committee acts pursuant to a written charter, a current copy of which is available on the Investor Relations page of our website, www.vcel.com.

PAST-YEAR HIGHLIGHTS

As part of the Board’s regular governance enhancement process, in 2023, the Governance and Nominating Committee spearheaded a comprehensive review of the Company’s strategy to meet ongoing business goals in the event of both planned and unforeseen vacancies among key employees at various levels of the organization, as well as the potential of such individuals to assume increased leadership within the organization. The Committee also continued its important mission of arranging for robust continuing education for the Board and secured outside experts to teach on cybersecurity and SEC compliance, among other topics.

Board Practices, Policies and Processes

History of Commitment to Good Governance Practices

Board Practices

•   Non-employee members meet in executive session without management at each regularly scheduled Board and committee meeting

•   7 of 8 director nominees are independent

•   Director education programs

Board Enhancement • Board performance evaluations and assessment of needed skills • Commitment to diversity and Board refreshment

Shareholder Rights

•   No active Shareholder Rights Plan

•   Robust stock ownership guidelines that apply to our directors and named executive officers and with which each of our directors and officers were in compliance as of December 31, 2023

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Board Meetings and Committees

During the fiscal year ended December 31, 2023, the Board of Directors held seven (7) meetings. Each director serving on the Board of Directors during 2023 attended at least 85% of the meetings of the full Board, and all but one director attended 100% of such meetings. Each member of the Board of Directors attended 100% of the meetings of the committees on which he or she served.

Director Attendance at Annual Meetings

The Board of Directors has adopted a Board Member Attendance at Annual Meetings Policy. This policy is available on the Investor Relations page of our website, www.vcel.com. All of the directors attended our 2023 annual meeting of shareholders, which was held in May 2023 and conducted in a virtual, audio webcast format.

Shareholder Communications with Directors

Our relationship with our shareholders is an important part of our corporate governance program. Engaging with shareholders helps us to understand how they view the Company, set goals and expectations for our performance and identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. The Board of Directors has adopted a Shareholder Communications with Directors Policy to inform shareholders how they may pose questions or communicate their views to our Board of Directors. The Shareholder Communications with Directors Policy is available on the Investor Relations page of our website, www.vcel.com.

Director Continuing Education

The Board of Directors recognizes the importance of ensuring that its members are continuously updated on matters of importance to its oversight of the Company from both an internal and external perspective. The Governance and Nominating Committee maintains responsibility for determining issues and subject matter areas that require further education for Board members, whether because of external developments or changes in Company direction. During 2023, the Board of Directors received education from Vericel’s General Counsel and outside advisors in the areas of cybersecurity and SEC compliance.

Certain Relationships and Related-Party Transactions

The Board of Directors is committed to upholding the highest legal and ethical standards in fulfilling its responsibilities and recognizes that related-party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, and as a general matter, it is Vericel’s preference to avoid related-party transactions.

Our Audit Committee has primary responsibility for reviewing and approving in advance, or ratifying, all related-party transactions. In conformance with SEC regulations, we define related persons to include our executive officers, our directors and nominees to become directors of our Company, any person who is known to us to be a beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such a person has a 5% or greater beneficial ownership interest.

We have several processes that we use to ensure that we identify and review all related-party transactions. First, each executive officer is required to notify either our General Counsel or Chief Financial Officer of any potential transaction that could create a conflict of interest, and the General Counsel or Chief Financial Officer is required to notify the Audit Committee of the potential conflict. The directors, President and Chief Executive Officer, Chief Financial Officer and General Counsel are required to notify the Audit Committee of any potential transaction that could create a conflict of interest. Second, each year, we require our directors and executive officers to complete directors’ and officers’ questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

The Audit Committee reviews related-party transactions due to the potential for such transactions to create a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. Our Board and its committees only approve a related-party transaction if it is determined that a transaction is in the best interests of shareholders or is at least not inconsistent with those interests. This includes situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated party. There were no such reportable relationships or related party transactions during the fiscal year ended December 31, 2023.

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Compensation of Directors

Our directors play a critical role in guiding our strategic direction and overseeing the management of Vericel. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Our philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors and appropriately compensate them for the time, expertise and effort required to serve as a director of a commercial stage, publicly-traded company that operates in a dynamic and highly-regulated industry. Non-employee directors receive a combination of annual cash retainers and stock option and RSU grants in amounts that correlate to their responsibilities and levels of Board participation, including service on Board committees. At least every three (3) years, the Compensation Committee engages an independent consultant to perform an analysis of the non-employee director compensation program. In 2023, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to perform an independent review of the compensation program for non-employee directors.

How Our Director Compensation Program Aligns with Long-Term Shareholder Interests

Focus on Equity Compensation	Stock Ownership Guidelines
A substantial portion of non-employee director compensation is in the form of equity

In 2021, the Board adopted Stock Ownership Guidelines applicable to all non-employee directors

The share ownership target for each non-employee director is share value equating to three times (3x) his or her annual cash retainer

As of December 31, 2023, all non-employee directors were in compliance with their respective stock ownership targets

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The director compensation table reflects all compensation awarded to, earned by or paid to our non-employee directors for the fiscal year ended December 31, 2023.

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Robert L. Zerbe(4)	97,500	102,784	154,357	354,641
Kevin F. McLaughlin	70,000	102,784	154,357	327,141
Alan L. Rubino	76,875	102,784	154,357	334,016
Heidi Hagen	67,500	102,784	154,357	324,641
Paul K. Wotton	55,000	102,784	154,357	312,141
Steven C. Gilman	57,500	102,784	154,357	314,641
Lisa Wright	55,000	102,784	154,357	312,141
(1)	As permitted by SEC rules, Mr. Colangelo’s compensation from the Company for 2023 is set forth in the 2023 Summary Compensation Table. Mr. Colangelo did not receive any additional compensation for his service as a director.
(2)	Amount reflects the grant date fair value of awards of time-based RSUs made to the named director in 2023, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions related to service-based vesting conditions. For a discussion of the assumptions used in calculating these values, see Note 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024.
(3)	Amount reflects the grant date fair value of stock option awards made to the named director in 2023, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions related to service-based vesting conditions. For a discussion of the assumptions used in calculating these values, see Note 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024.
(4)	Effective May 27, 2023, Robert L. Zerbe elected to defer $75,000 of his earned director fees pursuant to the Company’s Deferred Compensation Plan.
Additionally, non-employee directors held the following unvested RSUs and unexercised stock options as of December 31, 2023:

Director	Stock Awards	Shares Underlying Stock Options
Robert L. Zerbe	3,200	71,750
Alan L. Rubino	3,200	119,250
Heidi Hagen	3,200	116,250
Steven C. Gilman	3,200	69,750
Kevin F. McLaughlin	3,200	117,250
Paul K. Wotton	3,200	21,000
Lisa Wright	3,634	23,627

Fees Earned or Paid in Cash. The Chairman of the Board of Directors receives an annual fee of $90,000 paid in equal quarterly increments and does not receive additional fees for service as a member of the Board of Directors or as an individual committee member. Each other non-employee director receives an annual fee of $50,000 paid in equal quarterly increments. The chairperson of each standing committee receives an additional annual fee of $20,000 for the Audit Committee, $17,500 for the Compensation Committee and $10,000 for the Governance and Nominating Committee. The non-chair members of the Audit Committee each receive an additional $10,000 annual fee, each non-chair committee member of the Compensation Committee receives an additional $7,500 annual fee and each non-chair committee member of the Governance and Nominating Committee receives an additional annual fee of $5,000, in each case payable quarterly.

Equity Awards. Under Vericel’s 2022 Omnibus Incentive Plan (the “2022 Plan”) and Vericel’s Amended and Restated Non-Employee Director Compensation Guidelines, each non-employee director who continues to serve beyond an annual meeting receives a stock option to purchase 8,000 shares granted on the date of each annual meeting, with an exercise price equal to the fair market value of our common stock on the date of grant, and a grant of 3,200 RSUs. Each non-employee director received a stock option to purchase 8,000 shares and a grant of 3,200 RSUs at the 2023 annual meeting. Such stock options vest in equal monthly increments over a period of one year, subject to continued service through the applicable vesting dates. The RSUs vest on the earlier of the first anniversary date of the RSU grant or the date of the first annual meeting following the grant, subject to continued service through the vesting date. Newly-elected directors joining the Board of Directors during the period between annual meetings receive a grant representing a pro-rata amount of the shares subject to the option (reflecting the period of time until the next annual meeting) and a pro-rata amount of the annual RSUs awarded (reflecting the period of time until the next annual meeting). Unless the non-employee director elects deferred settlement, the RSU grant will settle on vesting.

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In addition, each future non-employee director who joins the Board of Directors will also receive a one-time initial stock option to purchase 4,000 shares on the date of such director’s appointment, which will vest in equal monthly installments over three years, subject to continued service through the applicable vesting dates and a one-time initial grant of 1,600 RSUs, which will vest in 1/3 annual increments over the course of three years, subject to continued service through the applicable vesting dates. Stock options issued to directors shall terminate and may no longer be exercised after the first to occur of (a) the expiration date of the option, (b) 24 months after the date on which the director’s service with Vericel is terminated, or (c) a change-in-control to the extent provided in the stock option agreement. Under the terms of the Company’s Deferred Compensation Plan, which was adopted May 3, 2023, non-employee directors have the ability to defer payment of all or a portion of their annual fees and/or defer settlement of all or a portion of their grant of RSUs. RSUs with a deferred settlement are subject to vesting, but the shares are not issued until the deferred settlement date. A non-employee director must make an election to defer his or her annual fees and/or RSU grant by December 31 of the year prior to the year such amounts will be earned, or such grants made. In addition, a deferral election for the RSU grant must be made during an open-trading window. Newly elected non-employee directors must make an election within thirty days of joining the Board. A non-employee director may elect to defer payment of the annual fees and/or grant of RSUs until a date specified in the non-employee director’s election. The deferred annual fees and/or grant of RSUs will be paid or settled on the earlier of (i) the date specified in the non-employee director’s election, (ii) the termination of the non-employee director’s service to Vericel (including due to death), (iii) the non-employee director becoming disabled, or (iv) a change-in-control, as defined in the 2022 Plan. Further, under the Deferred Compensation Plan, upon the occurrence of such event, the amounts credited in the non-employee director’s account shall be paid in cash and/or shares of stock, as applicable, as soon as practicable, but in no event after the last day of the calendar year in which the distribution event occurs.

Stock Ownership Guidelines for Directors

In April 2021, the Board adopted Stock Ownership Guidelines applicable to non-employee directors. Pursuant to these guidelines, non-employee directors are expected to meet share ownership targets that are determined based on their annual retainer within five years of the adoption of the guidelines. In addition, non-employee directors who join the Board after the establishment of the guidelines have five years from such date to reach their target. The share ownership target for non-employee directors is three times (3x) their annual retainer, and as of December 31, 2023, all non-employee directors are in compliance with their respective stock ownership targets.

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Executive Compensation

PROPOSAL 2:

Advisory Vote to Approve the Compensation of Our Named Executive Officers

The Board of Directors unanimously recommends a vote FOR the approval of this resolution.

Overview

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), this proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This is commonly known, and referred to herein, as a “say-on-pay” proposal or resolution. Under Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), generally, each public company must submit a say-on-pay proposal to its shareholders not less frequently than once every three years. We intend to hold an advisory vote to approve the compensation of our named executive officers annually, and as outlined in Proposal 3 of this Proxy Statement, the Board of Directors unanimously recommends that shareholders approve of holding future advisory votes to approve executive compensation on an annual basis. Following this year’s vote, the next advisory vote on the frequency of such advisory say-on-pay votes will occur no later than our 2030 annual meeting.

As discussed under the Compensation Discussion and Analysis (“CD&A”) below, we believe that our executive compensation programs emphasize sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational execution. We believe that the compensation program for our named executive officers was instrumental in helping us achieve strong strategic and financial performance in 2023.

We are asking our shareholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to Vericel’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

We are asking shareholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this Proxy Statement pursuant to Item 402 of Regulation S-K.

Vote Required

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on Vericel, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and intend to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this Proposal 2. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” Proposal 2.

We believe that our compensation program for our named executive officers is in the best interests of Vericel and the Company’s shareholders.

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Vericel’s Executive Officers

Dominick Colangelo

President and Chief Executive Officer

Dominick Colangelo, age 60, joined Vericel in 2013 with more than 20 years of executive management and corporate development experience in the biopharmaceutical industry, including nearly a decade with Eli Lilly and Company. During his career, he has held a variety of executive positions of increasing responsibility in product development, pharmaceutical operations, sales and marketing, and corporate development. He has extensive experience in the acquisition, development, and commercialization of products across a variety of therapeutic areas. During his tenure at Eli Lilly and Company, Mr. Colangelo held positions as Director of Strategy and Business Development for Lilly’s Diabetes Product Group and also served as a founding Managing Director of Lilly Ventures. Mr. Colangelo received his B.S.B.A. in Accounting, Magna Cum Laude, from the State University of New York at Buffalo and a J.D. degree, with Honors, from the Duke University School of Law.

Joe Mara

Chief Financial Officer

Joe Mara, age 49, joined Vericel in January 2021 with more than 20 years of financial, strategic and operational experience, including more than 14 years of experience in the biotech industry. Prior to joining Vericel, Mr. Mara served as Vice President, Finance and Head of Investor Relations at Biogen Inc. While at Biogen, Mr. Mara held several finance leadership roles, including Vice President, Global Financial Planning and Analysis and Strategic Corporate Finance and Vice President, U.S. Finance and Operations. Mr. Mara worked across the entire Biogen organization in roles of increasing responsibility within Finance, including R&D, Corporate Finance, Corporate Strategy and Commercial operations, supporting company strategy, business development and several commercial launches. Prior to joining Biogen, Mr. Mara held finance and strategy roles in the financial services and technology industries, including at Thomson Reuters Corporation and Fidelity Investments. Mr. Mara earned a B.A. degree in Economics and International Studies from Northwestern University and an M.B.A. from the Sloan School of Management at M.I.T.

Michael Halpin

Chief Operating Officer

Michael Halpin, age 62, joined Vericel in April of 2017 with more than 28 years of regulatory, quality assurance, and clinical research experience with a variety of medical device, combination product, small molecule, biologic, and advanced therapy technologies. Prior to joining Vericel, Mr. Halpin was with Sanofi and Genzyme Corporation, most recently as Vice President, North American region regulatory head with responsibility for Sanofi Genzyme’s rare disease, immuno-inflammatory, multiple sclerosis and other business unit products. Mr. Halpin has also served as Vice President, Regulatory Affairs for Genzyme’s biosurgery division, with regulatory oversight of all biosurgery and cell and gene therapy products, including Epicel, and MACI. Prior to Genzyme, Mr. Halpin held a number of regulatory, quality, and clinical affairs positions at several medical device companies, including Abbott/MediSense, C.R. Bard, and Abiomed, Inc. Mr. Halpin received his master’s degree in biomedical engineering and bachelor’s degree in biochemistry from the University of Virginia.

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Sean Flynn

Senior Vice President, General Counsel and Secretary

Sean Flynn, age 50, joined Vericel in 2019, having served as corporate and litigation counsel for nearly 20 years in both the public and private sectors. Prior to joining Vericel, Mr. Flynn held the position of Vice President and General Counsel of Verastem, Inc. where he was responsible for all legal matters across the organization. Mr. Flynn also served as Associate General Counsel and Chief Compliance Officer for Abiomed, Inc. during a period of rapid revenue and market growth. In that capacity, Mr. Flynn handled a wide variety of business and legal matters for the organization, while maintaining responsibility for the compliance readiness of the company on a global scale. Prior to joining Abiomed, Mr. Flynn served for seven years as a federal prosecutor with the Offices of the United States Attorney for the Eastern District of California and the Eastern District of New York. Mr. Flynn began his legal career as a litigator with Bingham McCutchen LLP, after clerking for the Honorable Ruggero J. Aldisert, Senior Circuit Judge, United States Court of Appeals for the Third Circuit, and after receiving his Juris Doctor, cum laude, from Vermont Law School. Prior to beginning his legal career, Mr. Flynn served as an Air Defense Artillery Officer in the United States Army, having graduated from the United States Military Academy at West Point in 1995.

Dr. Jonathan Hopper

Chief Medical Officer

Jonathan Hopper, age 61, is a seasoned industry executive with previous experience as a surgeon and government regulator. He qualified in medicine in the United Kingdom in 1987 and trained as an orthopedic and trauma surgeon, gaining additional clinical experience in Accident and Emergency, Sports Medicine and Trauma Intensive Care. Dr. Hopper became a Fellow of the Royal College of Surgeons of Edinburgh in 1992. In 1997, he joined the UK’s Senior Civil Service as a senior medical officer at the UK’s Department of Health, regulating medical device manufacturers and advising senior government officials and Ministers of State. Dr. Hopper attained the degree M.B.A. (Health Executive) from the University of Keele in 2003. In 2006, Dr. Hopper joined the medical device industry and moved to the United States in 2009. He has held various Global Medical Affairs and Clinical Development Executive roles for ConvaTec, Stryker, Osiris Therapeutics and Ferring Pharmaceuticals. Dr. Hopper joined Vericel in August 2018 and leads the Clinical Development, Pharmacovigilance and Medical Affairs functions.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors, which is comprised solely of independent directors as defined by Nasdaq and non-employee directors as defined by Rule 16b-3 of the Exchange Act, has been delegated the authority and responsibility to review and determine (and in the case of our Chief Executive Officer, Mr. Colangelo, recommend for approval by the Board of Directors) the compensation packages of our executive officers. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in the “Committees of the Board—Compensation Committee” section of this Proxy Statement.

A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

This CD&A focuses on the compensation for our CEO, our Principal Financial Officer, and our three other most highly compensated executive officers. Collectively, these officers are referred to as the named executive officers or NEOs. Our NEOs for 2023 are:

Dominick Colangelo
Joe Mara
Michael Halpin
Sean Flynn
Jonathan Hopper

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Executive Summary

Executive Compensation Objectives and Philosophy

The objectives of our executive compensation program are to attract, retain and motivate talented executives who are critical for the continued growth and success of Vericel and to align the interests of these executives with those of our shareholders. As such, our executive compensation program seeks to focus our leadership team on those key metrics that are critical drivers for executing on the Company’s strategy and achieving long-term sustainable growth. We foster a pay-for-performance culture by setting metrics in our incentive compensation plans that reflect our business plan, the operating framework for achieving it and the goals we communicate to investors. We set target performance levels that are challenging but achievable and are aligned with our strategy and our longer-term financial outlook. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

Attract talented and experienced executives to join Vericel	Motivate, reward and retain executives whose knowledge, skills and performance are critical to our success	Focus executive behavior on the achievement of our corporate mission and short-term and long-term corporate objectives and strategy

Maintain a culture of “pay-for-performance”	Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success	Align the interests of management and shareholders by providing management with longer-term incentives through equity ownership

Elements of Compensation

We strive to provide an effective mix of compensation elements, including providing an appropriate balance between current and long-term compensation and between cash and equity incentive compensation. Cash payments are primarily aligned with and reward short-term performance, while equity awards encourage our named executive officers to deliver sustained strong results over multi-year performance periods, thereby encouraging strong performance, ensuring fairness among the executive management team by recognizing the contributions each executive makes to our success, supporting our talent attraction and retention objectives, and fostering alignment with investors.

Target Total Direct Compensation

CEO	Other NEOs

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Highlights of 2023 Performance and Impact on Executive Pay

OUR STRATEGY

Vericel is a high-growth commercial-stage biopharmaceutical company, which markets two autologous cell therapy products, MACI and Epicel, and one specialty biologic product, NexoBrid, in the United States. Our objective is to become the leading developer of advanced therapies for the sports medicine and severe burn care markets. In pursuing this strategy, we seek to increase our commercial product revenue by increasing the number of surgeons implanting MACI, increasing the average number of MACI procedures each such surgeon performs, expanding the clinical indications for which the MACI procedure is approved, and optimizing the ease of use of the MACI procedure for surgeons through, among other efforts, developing and potentially commercializing an arthroscopic delivery method for MACI. Additionally, we seek to increase our Burn Care revenues by expanding the number of burn centers and surgeons consistently using Epicel and NexoBrid, and achieving the long-term growth of NexoBrid in the U.S. market.

Led by its executive management team, Vericel delivered strong results during 2023, as the Company achieved record full-year commercial revenues of $197.5 million, representing revenue growth of 20% for the year. Vericel’s MACI commercial team performed exceptionally well, securing record full-year MACI revenues of $164.8 million, representing 25% growth for the year. MACI’s continued upward trajectory was driven by strong business fundamentals. During the fourth quarter of 2023, the Company experienced the highest number of MACI implants, implanting surgeons, surgeons taking MACI biopsies and biopsies as in any quarter since the launch of the product. The commercial team’s execution during 2023 helped increase surgeon adoption of MACI and expand our surgeon customer base as the Company drove double-digit growth in surgeons taking biopsies in 2023. Epicel revenues were $31.6 million for the year, and we were pleased to see the continued strong utilization of this lifesaving product, which continues to be an important component of a burn surgeon’s armamentarium for treatment of the most severely burned patients in the United States.

Importantly, in 2023 we were successful in expanding our Burn Care franchise with the commercial launch of NexoBrid during the fourth quarter. NexoBrid is an innovative treatment for burn patients, and significantly expands our addressable burn care market as we move into 2024. NexoBrid is highly synergistic with Epicel and NexoBrid’s addition to our commercial portfolio significantly expands the segment of hospitalized burn patients in the U.S. that we will be targeting moving forward. We believe that this larger share of voice in the burn care market will drive both NexoBrid uptake and increased Epicel utilization.

Ultimately, the ability of our commercial teams to execute across our product portfolio, along with continued expense management, allowed Vericel to generate approximately $34 million of adjusted EBITDA*, representing full-year adjusted EBITDA growth of 40%. We continued to grow our cash, restricted cash and investments balance in 2023, notwithstanding capital expenditure investments associated with our new facility, which is under construction. We ended the year with $152.6 million in cash, restricted cash, and investments and no debt.

In addition to generating strong financial results, Vericel also made significant progress advancing our pipeline during 2023, highlighted by our completion of a human factors study of an arthroscopic method for the delivery of MACI in the knee, and the FDA’s subsequent acceptance of a prior approval supplement, which seeks to add instructions for arthroscopic delivery of MACI to the product’s approved labeling. We believe that MACI Arthro will be an attractive alternative for both patients and surgeons and help drive MACI’s growth, while at the same time allowing more patients to benefit from receiving MACI. We anticipate the potential launch of MACI Arthro in Q3 of 2024. Additionally, our clinical and regulatory teams made additional progress advancing our MACI Ankle program and helped secure the FDA’s acceptance of a supplemental BLA for a new pediatric indication for NexoBrid in the United States.

*	For more information concerning Vericel’s presentation of non-GAAP measures, including a reconciliation of reported net (loss) income (GAAP) to adjusted EBITDA (non-GAAP), please refer to the Company’s discussion of “GAAP versus non-GAAP Measures”, on page 72 of this Proxy Statement.

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Consideration of Say-On-Pay Vote

There was strong support at the 2023 and 2022 annual meetings for the compensation program provided to Vericel’s named executive officers, with more than 92% and 86% of votes cast in favor, respectively. In light of the recent strong support for our executive compensation program reflected by the results of these “say-on-pay” proposals, the Compensation Committee maintained the same general structure and approach to Vericel’s executive compensation program for 2023. Although the results of the say-on-pay proposal are not binding, our Board and Compensation Committee value the input of our shareholders and intend to continue to consider the outcome of say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers in the future.

Executive Compensation Best Practices

What We Do

  Design executive compensation to align pay with performance

  Balance short and long-term incentive compensation to incentivize achievement of short-and long-term goals

  Retain an independent compensation consultant reporting directly to the Compensation Committee

  Provide shareholders with an annual say-on-pay vote

  Prohibit short sales, hedging, pledging or other inherently speculative transactions by our executives, non-employee directors and other Company employees (for more information, please see our Special Trading Procedures for Insiders, available at www.vcel.com)

  Conduct competitive benchmarking to align executive compensation with the market

  Maintain robust stock ownership guidelines that apply to our directors and named executive officers

  Maintain a compensation Clawback Policy in accordance with applicable law and Nasdaq listing rules, which covers both cash and equity incentive compensation and requires recoupment of the incentive compensation of our executive officers in situations involving certain accounting restatements of financial results

What We Don’t Do

  No excessive perquisites

  No tax gross-ups on executive perquisites or on executive severance or change-in-control benefits

  No single-trigger change-in-control benefits

  Do not provide supplemental company-paid retirement benefits

  Our equity plan does not permit “evergreen” replenishment of shares

  Do not provide dividends or dividend equivalents on unearned equity awards

  Do not reprice stock options without prior shareholder approval

Procedures for Determining Compensation

Roles of Compensation Committee, Management and Compensation Consultant

The Compensation Committee performs a review of compensation for our executive officers annually. As part of this review, the Compensation Committee takes into consideration its understanding of external market data, which is primarily based on compensation practices of comparable companies (based on size and stage of development). Periodically, the Compensation Committee engages FW Cook, an independent consultant, to perform an analysis of the current compensation program. In late 2022, the Compensation Committee engaged FW Cook to perform an independent review of the compensation program for our executive officers to assist with setting 2023 compensation. FW Cook reports directly to the Compensation Committee. Other than the work it performs for the Compensation Committee, FW Cook does not provide any consulting services to Vericel or its executive officers. Our Compensation Committee performs an annual assessment of the independence of its compensation advisers. Our Compensation Committee has determined that FW Cook is independent and that their work has not raised any conflict of interests.

Generally, our Compensation Committee reviews and approves compensation arrangements for executive officers in the first quarter of each year and in connection with the hiring of new executives. Other than with respect to the compensation of our Chief Executive Officer, our Compensation Committee also takes into consideration the recommendations for executive compensation made by our Chief Executive Officer, which recommendations are generally presented at the time of our Compensation Committee’s review of executive compensation arrangements.

The compensation decisions made at the beginning of 2023 occurred in the context of sustained strong long-term performance, evidenced by our 20% three-year compound annual total shareholder return through January 13, 2023, which was in the top quartile of our peer group.

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Peer Group

As part of its engagement, FW Cook analyzed compensation data relating to our peer group companies as approved by the Compensation Committee with input and guidance from FW Cook. The compensation analysis was performed in late 2022 and early 2023 and informed the 2023 compensation program. The peer group companies were reviewed in fall 2022 and consisted of 16 publicly-traded companies in the biotechnology/pharmaceutical, health care equipment & supplies, and life sciences tools & services industries, which had a median market capitalization of $1.57 billion on September 30, 2022 (comparable to our $1.1 billion market capitalization at that time), and the majority of which either have commercial operations or an FDA-approved product. All peers had September 30, 2022 market capitalization in a range of 0.3 to 3.1 times our market capitalization at that time. The peer group companies that informed 2023 executive officer compensation decisions were: Agenus, Inc., Agios Pharmaceuticals, Inc., Amicus Therapeutics, Inc., Anika Therapeutics, Inc., Artivion, Inc., AtriCure, Inc., AxoGen, Inc., Cardiovascular Systems, Inc., Corcept Therapeutics, Inc., Cryoport, Inc., Glaukos Corporation, Ironwood Pharmaceuticals, Inc., PTC Therapeutics, Inc., STAAR Surgical Company, Supernus Pharmaceuticals, Inc., and Vanda Pharmaceuticals, Inc. The only change compared to the previous year peer group was the removal of Flexion Therapeutics, Inc., due to its acquisition.

Components of 2023 Compensation

The primary components of our executive officer compensation program are: (i) annual base salary; (ii) annual incentive compensation, which is based on the achievement of specified Company goals; and (iii) long-term equity incentive compensation in the form of periodic stock option and RSU grants, with the objective of aligning the executive officers’ long-term interests with those of our shareholders.

In establishing overall executive compensation levels and making specific compensation decisions for the executives in 2023, the Compensation Committee considered a number of criteria, including each executive’s position, prior compensation levels, scope of responsibilities, prior and current period performance, attainment of individual and overall Company performance objectives, and external market data. In addition, the Compensation Committee considered the results of the advisory vote by shareholders on the “say-on-pay” proposal presented to shareholders at Vericel’s 2022 annual meeting, which had an 86% support rate.

The Compensation Committee also reviews the allocation of compensation components regularly to help ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation.

Base Salary

We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries are established, in part, based on the individual experience, skills and expected contributions of our executives and our executives’ performance during the prior year, with market data considered as context. The Compensation Committee reviews base salaries for our executive officers annually. We may also change the base salary of an executive officer at other times due to market conditions or if a change in the scope of the officer’s responsibilities justifies such adjustment.

In February 2023, our Compensation Committee approved base salary increases for each of our named executive officers serving at that time, based upon various factors, including a review of individual performance during 2022 and a comparison of cash compensation versus peer group data. Salary adjustments were focused on providing cash compensation in a competitive range relative to market benchmarks, also taking into account each executive’s tenure and performance. The table below sets forth the adjustments to base salaries for each of our named executive officers:

	Base Salary Adjustments
Name	2022 Base Salary ($)	2023 Base Salary ($)	Increase (%)
Dominick Colangelo	760,000	790,000	3.9%
Joe Mara	440,000	475,000	8.0%
Michael Halpin	470,000	505,000	7.4%
Sean Flynn	400,000	430,000	7.5%
Jonathan Hopper	415,000	440,000	6.0%

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Annual Non-Equity Incentive Compensation

We maintain an annual incentive program (or “AIP”) that is designed to drive annual performance against important strategic, operational and financial aspects of our organization. We believe the AIP focuses management on advancing our overall corporate strategy and furthering both the short-and long-term growth of the Company. Each executive officer has a target cash incentive amount that is set as a percentage of base salary, based upon consideration of potential contribution, level and market data.

2023 Performance Metrics

The determination of annual incentives for our executives in 2023 was tied to achieving our financial targets, advancing our commercial and development stage products and accomplishing operational goals. In addition, a portion of annual incentive compensation was tied to a stretch upside value goal. These metrics were established by the Compensation Committee and approved by the full Board at the beginning of 2023.

	Weighting	Our Goals	Our Metrics	Achievement
Commercial and Financial Performance Goals		Total net revenue Budget expense

•   Generate total net product revenues of at least $194.3 million

•   Achieve budget expense of $162.8 million (excluding depreciation, amortization and stock-based compensation, and unusual one-time expenses or changes in accounting methodology)

Product Goals		Commercial Product Goals Long-Term Brand Development Goals Product Development Goals

•   Achieve budgeted MACI surgeon engagement goals of increasing number of biopsy surgeons and MACI biopsy conversion rate; achieve unique Epicel biopsy center target; and secure P&T committee approval to use NexoBrid at target number of burn centers

•   Complete MACI, Epicel and NexoBrid long-term brand development initiatives

•   Complete MACI Arthro human factors study and submit label update to the FDA by December 1, 2023

Operational Goals		Manufacturing Capacity and Operational Improvement Initiatives	• Complete manufacturing facility and key manufacturing/IT efficiency improvement initiatives
Upside Value Goals		Business Development	• Execute high-quality business development transaction

No more than 200% of target may be earned under the AIP. The Compensation Committee reviewed the Company’s performance in 2023 against the corporate goals and made a determination of a 110% achievement of our corporate goals for 2023, based on the following:

1.	43% out of a target 40% was awarded for the Commercial and Financial Performance Goals. The Company exceeded its goal related to total net revenue during 2023, driven largely by the growth of MACI, which grew 25% for the year to $164.8 million and demonstrated outperformance across most major metrics. Budget expense performance was a fraction below the target level and when averaged with above-target achievement for revenue resulted in an overall achievement for the commercial and financial performance goals category that was above target. The Company’s continued 20% year-over-year revenue growth, coupled with its fiscal discipline, ultimately resulted in the Company generating $33.9 million of adjusted EBITDA*, expanding its adjusted EBITDA* growth for the year to 40% and growing its cash, restricted cash and investments balance to $152.6 million.
*	For more information concerning Vericel’s presentation of non-GAAP measures, including a reconciliation of reported net (loss) income (GAAP) to adjusted EBITDA (non-GAAP), please refer to the Company’s discussion of “GAAP versus non-GAAP Measures”, on page 72 of this Proxy Statement.

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2.	56% out of a target 50% was awarded for Product Goals. The Compensation Committee awarded above the target percentage for these goals primarily as a result of the Company conducting and completing a human factors study of the arthroscopic method of delivery for MACI to the knee and submitting a prior approval supplement to the FDA seeking to add instructions for MACI Arthro to the product’s approved labeling ahead of schedule. We now expect a commercial launch of MACI Arthro during the third quarter of 2024, which would provide surgeons with a simpler and less invasive method for delivering MACI and, we expect, help drive continued product growth. In addition to continuing to advance the MACI Ankle program, the Company achieved certain of its commercial product metrics, including its MACI biopsy surgeon engagement goal and the number of burn centers taking Epicel biopsies. A goal related to the MACI biopsy conversion rate was slightly below target, while a goal related to the number of NexoBrid P&T committee approvals was below target as a result of the delay in the commercial launch of the product due to a now-corrected deviation in MediWound’s manufacturing process. Overall, when considering the Company’s significant achievements in advancing its pipeline, the Compensation Committee awarded above the target percentage.
3.	11% out of a target 10% was awarded for the Operational Goals. The Compensation Committee awarded slightly above the target level for these goals as a result of the Company meeting or exceeding each of its budgeted goals relating to: material and vendor cost savings and material movement controls to improve financial management at the operational level; the advancement of plans to occupy the Company’s new manufacturing facility and corporate headquarters later in 2024; and various IT improvement initiatives.
4.	0% out of a maximum 15% was awarded for the Upside Goal. During 2023, the Company chose not to execute any business development transactions.

The Compensation Committee made no adjustments to the goals or the manner in which they were scored to account for external events.

The table below shows the target award under the 2023 AIP as a percentage of each named executive officer’s annual base salary in 2023, the target cash award opportunity in dollars for 2023, and the actual cash bonus payments and percent of award opportunity paid to our named executive officers for 2023 performance.

	2023 Annual Incentive Program
Name	2023 Target Award (% of Base Salary)	2023 Target Award Opportunity ($)	2023 Actual Bonus Payment ($)	2023 Actual Bonus Payment (% of Target Award Opportunity)
Dominick C. Colangelo	85%	671,500	738,700	110%
Joe Mara	50%	237,500	261,300	110%
Michael Halpin	50%	252,500	277,800	110%
Sean C. Flynn	45%	193,500	212,900	110%
Jonathan Hopper	45%	198,000	217,800	110%

Equity Incentive Compensation

Equity incentive compensation aligns executives with shareholders and allows them to share in any appreciation in the value of our common stock. In 2023, the Compensation Committee awarded stock options and RSUs to our named executive officers to aid in their retention, to motivate them to achieve both near-term and long-term corporate objectives and increase share price. In determining the form and value of a grant, the Compensation Committee considers the contributions and responsibilities of each named executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, Vericel’s overall performance relative to corporate objectives, and our overall equity compensation burn rate.

Stock options and RSU awards vest over time, generally four years, subject to continued employment with Vericel over the vesting period, which promotes executive retention. All stock options have a ten-year term and an exercise price equal to the fair market value of our common stock on the date of grant, which is equal to our closing market price on such date.

Awards are made at levels calculated to be competitive within our peer group. In determining the amount of each grant, the Compensation Committee also reviews the number of shares held by the executive prior to the grant. In late 2022, the Compensation Committee engaged FW Cook to independently review the equity incentive grant practices of Vericel as compared to our peer group, and this market data was used to support compensation decisions for 2023. The Compensation Committee considered our significant 20% three-year compound annual shareholder return through January 13, 2023, which was in the top quartile of our peer group, and well above the peer group median of -4% compound annual shareholder return over this period.

The executive equity award strategy for 2023 focused on providing a competitive number of stock options and RSUs with the majority of equity awards provided in stock options to ensure that our executives are aligned with shareholder value creation and to ensure the program pays for performance. The Compensation Committee reviewed the Company’s projected 2023 equity compensation burn rate and determined that the number of shares granted to executives would maintain the burn rate below the median of our peer group.

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On February 17, 2023, the Board of Directors granted our CEO, and the Compensation Committee granted our other named executive officers, the following stock options and RSUs at a $29.82 price. The grant date fair value of these awards is also reported in the 2023 Summary Compensation Table below.

	Option and RSU Awards Granted February 17, 2023
Name	Number of Shares Underlying Options (#)	Number of RSUs (#)	Stock Awards and Option Awards Fair Value ($)(1)	Stock Awards and Option Awards Intrinsic Value ($)(2)
Dominick Colangelo	182,500	73,000	5,513,083	11,548,600
Joe Mara	46,250	18,500	1,397,151	2,926,700
Michael Halpin	52,500	21,000	1,585,955	3,322,200
Sean Flynn	30,000	12,000	906,260	1,898,400
Jonathan Hopper	30,000	12,000	906,260	1,898,400
(1)	Amounts reflect the grant date fair value of the stock option awards and RSUs made to the named executive officers, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions related to service-based vesting conditions. For a discussion of the assumptions used in calculating these values, see Note 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024.
(2)	Amounts reflect the intrinsic value which is calculated as the number of RSUs and stock options granted on February 17, 2023 multiplied by the proxy record date stock price of $45.20.

2024 Base Salary

Each of our named executive officer’s base salary is reviewed annually by the Compensation Committee. The named executive officers are also eligible to receive cash incentive compensation and equity awards from time to time at the discretion of the Compensation Committee. The current base salary as of March 4, 2024, and target annual incentive compensation (as a percentage of the base salary) for each of our currently serving named executive officers is as follows:

Name	Base Salary	Target Annual Incentive Compensation (%)
Dominick Colangelo	$830,000	85%
Joe Mara	$505,000	50%
Michael Halpin	$535,000	50%
Sean Flynn	$465,000	45%
Jonathan Hopper	$475,000	45%

Other Compensation

Generally, benefits available to executive officers are available to all employees on similar terms and include health and welfare benefits, paid time-off, life and disability insurance and a 401(k) plan.

We provide the benefits above to attract and retain our executive officers and other employees by offering compensation that is competitive with other companies that are similar in size and stage of development. These benefits represent a relatively small portion of the total compensation of our named executive officers.

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Other Items

Compensation Risk Analysis/Risk Assessment

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with the assistance of FW Cook, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk-taking and concluded:

•	Inclusion of significant long-term incentive compensation discourages short-term risk taking;
•	Compensation is in a market range and is not set as an outlier;
•	The mix of short and long-term compensation (base salary, annual cash incentive, equity grants) is consistent with industry norms;
•	Goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation; and
•	The prohibition on hedging or pledging of our stock discourages short-term and excessive risk taking. Furthermore, as described in this CD&A section, compensation decisions include subjective considerations to moderate the effects that formulae or objective factors might have on excessive risk taking.

Executive Stock Ownership Guidelines

In April 2021, the Board adopted Stock Ownership Guidelines applicable to the Company’s named executive officers. Pursuant to these guidelines, named executive officers are expected to meet share ownership targets that are determined based on their annual salary, within five years of the adoption of the guidelines. In addition, named executive officers who join the Company after the establishment of the guidelines have five years from such date to reach their target. The share ownership target for the Company’s CEO is five times (5x) his or her base salary, while other named executive officers have a target of two times (2x) base salary. For purposes of determining stock ownership levels, the following forms of equity interests in the Company are included: (i) shares owned directly (shares obtained through open market purchases or acquired and held upon vesting of Company equity awards); (ii) shares owned indirectly (shares owned jointly or separately by the individual’s spouse and shares held in trust for the benefit of the named executive officer, the named executive officer’s spouse and/or children); (iii) shares or units represented by amounts invested in a Company sponsored employee stock purchase plan, 401(k) plan or deferred compensation plan; and (iv) unvested awards of time-based RSUs. Unexercised stock options are not included when determining compliance with the required stock ownership levels. As of December 31, 2023, all of our named executive officers were in compliance with their respective stock ownership targets.

Clawback Policy

We maintain a robust Policy for Recoupment of Erroneously Awarded Incentive Compensation or “Clawback” Policy covering each of our executive officers (including our named executive officers). In June 2023, the SEC approved the Nasdaq’s proposed listing rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Rule 10D-1 of the Exchange Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. Effective October 2, 2023, we amended and restated our previous clawback policy to reflect these new requirements. The Clawback Policy requires the prompt recovery of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Incentive-based compensation potentially subject to recovery under the Clawback Policy is, in general, limited to any compensation granted, earned, or vested based wholly or in part on the attainment of one or more financial reporting measures (whether cash or equity-based).

Tax Considerations

For taxable years after 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows the deduction to a public corporation of any compensation paid to a “covered employee” in excess of $1,000,000, unless paid pursuant to a grandfathered arrangement within the meaning of Section 162(m) of the Code. The Compensation Committee believes that shareholder interests are best served if the Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, the Compensation Committee, while considering tax deductibility as a factor in determining executive compensation, will not limit such compensation to those levels that will be deductible under Section 162(m) of the Code.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE MEMBERS:
Alan Rubino, Chairman
Heidi Hagen
Steven Gilman, Ph.D.

This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2023, Mr. Rubino, Ms. Hagen and Dr. Gilman served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of ours or any of our subsidiaries. During the last year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee; (2) a director of another entity, one of whose executive officers served on the compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

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Executive Compensation Tables

Summary Compensation Table

The following table summarizes all compensation earned by or paid to Dominick Colangelo, our President and Chief Executive Officer, effective March 1, 2013; Joe Mara, our Chief Financial Officer, effective January 25, 2021; Michael Halpin, our Chief Operating Officer, effective June 15, 2019; Sean Flynn, our Senior Vice President, General Counsel and Secretary, effective November 4, 2019; and Jonathan Hopper, our Chief Medical Officer, effective August 20, 2018 (the “named executive officers”) during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Dominick Colangelo President and CEO	2023	790,000		—		2,176,860	3,336,223	738,700	14,639	(5)	7,056,422
	2022	760,000		—		1,633,320	5,655,283	646,000	13,764		8,708,367
	2021	730,000		—		1,837,550	9,981,859	620,500	13,386		13,183,295
	2020	675,000		—		540,000	2,678,783	506,250	12,685		4,412,718
Joe Mara Chief Financial Officer	2023	475,000		—		551,670	845,481	261,300	14,314	(6)	2,147,765
	2022	440,000		—		384,528	1,331,353	220,000	13,439		2,389,320
	2021	383,077		50,000	(10)	698,080	4,438,361	193,300	9,865		5,772,683
Michael Halpin Chief Operating Officer	2023	505,000		—		626,220	959,735	277,800	14,113	(7)	2,382,869
	2022	470,000		—		533,970	1,848,843	235,000	13,238		3,101,051
	2021	440,000		—		578,250	3,327,286	220,000	12,860		4,578,396
	2020	395,000		—		252,000	1,250,099	177,750	12,685		2,087,534
Sean Flynn SVP, General Counsel and Secretary	2023	430,000		—		357,840	548,420	212,900	14,113	(8)	1,563,273
	2022	400,000		—		324,570	1,123,806	180,000	13,238		2,041,615
	2021	375,000		—		359,800	1,996,372	168,800	12,860		2,912,782
	2020	350,000		—		—	—	140,000	12,685		502,685
Jonathan Hopper Chief Medical Officer	2023	440,000	(11)	—		357,840	548,420	217,800	14,365	(9)	1,578,425
	2022	415,000		—		324,570	1,123,806	186,750	13,490		2,063,617
	2021	390,000		—		359,800	1,996,372	175,500	12,860		2,934,532
	2020	365,000		—		117,000	580,403	146,000	12,685		1,221,088

(1)	Amounts reflect the grant date fair value of awards of time-based RSUs made to the named executive officer in the year indicated, computed in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions related to service-based vesting conditions. For a discussion of the assumptions used in calculating these values, see Note 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024.
(2)	Amounts reflect the grant date fair value of the stock option awards made to the named executive officers in the year indicated, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions related to service-based vesting conditions. For a discussion of the assumptions used in calculating these values, see Note 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024.
(3)	Amounts reported in this column represent annual cash incentive bonuses, which were awarded based on achievement of corporate performance goals for the year indicated. The 2023 cash incentive bonus determinations are described in more detail above under the heading “Annual Non-Equity Incentive Compensation.”
(4)	Amounts reported in the “All Other Compensation” column include Vericel’s contributions to its 401(k) Plan and life insurance premiums, as detailed in footnotes 5, 6, 7, 8, and 9. None of the named executive officers received perquisites having an aggregate value of $10,000 or more in the fiscal years ended December 31, 2023, 2022, or 2021.
(5)	This amount includes Vericel’s contributions of $11,550 made to Mr. Colangelo’s 401(k) Plan and payments of $3,089 for life insurance premiums.
(6)	This amount includes Vericel’s contributions of $11,550 made to Mr. Mara’s 401(k) Plan and payments of $2,764 for life insurance premiums.
(7)	This amount includes Vericel’s contributions of $11,550 made to Mr. Halpin’s 401(k) Plan and payments of $2,563 for life insurance premiums.
(8)	This amount includes Vericel’s contributions of $11,550 made to Mr. Flynn’s 401(k) Plan and payments of $2,563 for life insurance premiums.
(9)	This amount includes Vericel’s contributions of $11,550 made to Dr. Hopper’s 401(k) Plan and payments of $2,815 for life insurance premiums.
(10)	This amount reflects the amount of a sign-on bonus paid to Mr. Mara pursuant to the terms of his offer of employment with Vericel.
(11)	Dr. Hopper deferred $25,385 of his salary pursuant to the Company’s Deferred Compensation Plan.

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Grants of Plan-Based Awards

The following table presents information on all grants of plan-based awards made in the fiscal year ended December 31, 2023 to our named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Target ($)	Maximum ($)
Dominick Colangelo	—	738,700	1,477,400	—	—	—	—
	2/17/2023	—	—	73,000	—	—	2,176,860
	2/17/2023	—	—	—	182,500	29.82	3,336,223
Joe Mara	—	261,300	522,600	—	—	—	—
	2/17/2023	—	—	18,500	—	—	551,670
	2/17/2023	—	—	—	46,250	29.82	845,481
Michael Halpin	—	277,800	555,600	—	—	—	—
	2/17/2023	—	—	21,000	—	—	626,220
	2/17/2023	—	—	—	52,500	29.82	959,735
Sean Flynn	—	212,900	425,800	—	—	—	—
	2/17/2023	—	—	12,000	—	—	357,840
	2/17/2023	—	—	—	30,000	29.82	548,420
Jonathan Hopper	—	217,800	435,600	—	—	—	—
	2/17/2023	—	—	12,000	—	—	357,840
	2/17/2023	—	—	—	30,000	29.82	548,420

(1)	Non-equity incentive plan awards consist of performance-based cash bonuses earned based on achievement of pre-determined performance criteria during fiscal year 2023. There is no threshold payout amount under the non-equity incentive plan. The 2023 cash incentive bonus determinations are described in more detail above under the heading “Annual Non-Equity Incentive Compensation.”

(2)	This reflects the grant date fair value of option and RSU awards granted to our named executive officers during the year ended December 31, 2023, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions related to service-based vesting conditions. For a discussion of the assumptions used in calculating these values, see Note 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024.

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Outstanding Equity Awards at Fiscal Year End

The table below reflects all outstanding equity awards held by each of the named executive officers as of December 31, 2023. We currently grant stock-based awards pursuant to our 2022 Plan and have outstanding awards under our Amended and Restated 2019 Omnibus Incentive Plan (the “2019 Plan”), 2017 Omnibus Incentive Plan (the “2017 Plan”) and our Second Amended and Restated 2009 Omnibus Incentive Plan (the “2009 Plan”).

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Dominick Colangelo	1/5/2015		383,452	—	3.02	1/5/2025	—	—
	2/9/2016		53,183	—	1.95	2/9/2026	—	—
	2/8/2017		49,700	—	2.75	2/8/2027	—	—
	5/22/2017	(5)	28,125	—	2.65	5/22/2027	—	—
	2/7/2018		293,195	—	7.20	2/7/2028	—	—
	2/6/2019		310,000	—	16.66	2/6/2029	—	—
	2/11/2020		210,937	14,063	18.00	2/11/2030	7,500	267,075
	2/19/2021		206,250	93,750	51.40	2/19/2031	17,875	636,529
	2/18/2022		119,437	153,563	34.90	2/18/2032	35,100	1,249,911
	2/17/2023		34,218	148,282	29.82	2/17/2033	73,000	2,599,530
Joe Mara	1/25/2021	(4)	110,000	50,000	43.63	1/25/2031	—	—
	2/18/2022		28,117	36,152	34.90	2/18/2032	8,264	294,281
	2/17/2023		8,671	37,579	29.82	2/17/2033	18,500	658,785
Michael Halpin	4/10/2017	(4)	2,063	—	2.65	4/10/2027	—	—
	2/7/2018		3,132	—	7.20	2/7/2028	—	—
	2/6/2019		76,250	—	16.66	2/6/2029	—	—
	2/11/2020		98,437	6,563	18.00	2/11/2030	3,500	124,635
	2/19/2021		68,750	31,250	51.40	2/19/2031	5,625	200,306
	2/18/2022		39,046	50,204	34.90	2/18/2032	11,475	408,625
	2/17/2023		9,843	42,657	29.82	2/17/2033	21,000	747,810
Sean Flynn	11/4/2019	(4)	130,000	—	16.25	11/4/2029	—	—
	2/19/2021		41,250	18,750	51.40	2/19/2031	3,500	124,635
	2/18/2022		23,734	30,516	34.90	2/18/2032	6,975	248,380
	2/17/2023		5,625	24,375	29.82	2/17/2033	12,000	427,320
Jonathan Hopper	8/20/2018	(4)	32,604	—	10.95	8/20/2028	—	—
	2/6/2019		16,000	—	16.66	2/6/2029	—	—
	2/11/2020		35,703	3,047	18.00	2/11/2030	1,625	57,866
	2/19/2021		41,250	18,750	51.40	2/19/2031	3,500	124,635
	2/18/2022		23,734	30,516	34.90	2/18/2032	6,975	248,380
	2/17/2023		5,625	24,375	29.82	2/17/2033	12,000	427,320
(1).	Unless otherwise noted, options vest over a period of four years, with 6.25% vesting each quarter following the grant date.
(2).	RSUs vest over four years with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal annual installments thereafter.
(3).	Based on a price of $35.61 per share, which was the closing price per share of our common stock as reported by the Nasdaq Global Market on December 29, 2023.
(4).	This option vests over a period of four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments thereafter.
(5).	This option vests over a period of four years, with 6.25% vesting each quarter following February 8, 2017.

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Option Exercises and Stock Vested

The following table sets forth information with respect to the exercise of options by our named executive officers as well as the vesting of RSUs during the year ended December 31, 2023. None of our named executive officers held equity awards other than stock options and RSUs that were exercised or vested during the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Dominick Colangelo	88,335	1,513,939	35,076	1,044,178
Joe Mara	—	—	2,754	82,124
Michael Halpin	17,447	492,260	12,013	356,330
Sean Flynn	—	—	4,075	121,517
Jonathan Hopper	5,000	127,250	6,350	188,304
(1)	Value realized on exercise of stock option awards does not represent proceeds from any sale of any common stock acquired upon exercise but is determined by multiplying the number of shares acquired upon exercise by the difference between the per share exercise price of the option and the closing price of a share of our common stock on the Nasdaq Global Market on the date of exercise.
(2)	This represents total RSUs that vested for the named executive officer. A portion of these shares were withheld to cover the tax liability of the vesting and the amounts reported do not represent the total shares received by the employee.
(3)	Value realized on vesting of RSUs is determined by multiplying the number of shares vested by the closing price of a share of our common stock on the Nasdaq Global Market on the date of vesting.

Nonqualified Deferred Compensation

On May 3, 2023, the Board approved and adopted the Vericel Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), which is a non-qualified deferred compensation plan that is intended to comply with Section 409A of the Code. Participation in the Plan is limited to non-employee directors and, as determined by the Compensation Committee in its sole discretion, a select group of management or highly compensated employees of the Company, including our executive officers. Pursuant to the Deferred Compensation Plan, a participant may elect to defer up to 100% of his or her annual base salary, annual bonus and/or cash director fees, as applicable. In addition, a participant may elect to defer up to 100% of each of his or her RSU grants under the Company’s 2022 Plan. The Company may also be required, in accordance with employment or other agreements, to contribute amounts to a participant’s Deferred Compensation Plan account. The Deferred Compensation Plan also permits, but does not require, the Company to make discretionary contributions to participants’ Deferred Compensation Plan accounts. Any RSUs deferred under the Deferred Compensation Plan are reflected on the books of the Company as an unfunded, unsecured promise to deliver to the participant a specific number of actual shares of common stock in the future at the time the RSU would otherwise vest and become transferable to the participant under the terms of the 2022 Plan. All other deferrals under the Deferred Compensation Plan are paid in cash to the participants. Participants’ deferrals of cash compensation are 100% vested at all times. All unvested contributions to a participant’s account from the Company, if any, become 100% vested in the event of a change of control (as defined in the Deferred Compensation Plan) or upon a participant’s death or disability. Each participant’s deferred compensation account is deemed invested in investments selected by the participant from a list of measurement funds selected by the Compensation Committee. Distributions are made in a lump sum or annual installment payments as elected by the participant in accordance with the Deferred Compensation Plan’s terms and conditions. Obligations of the Company under the Deferred Compensation Plan represent at all times an unfunded and unsecured promise to pay money in the future. Each participant in the Deferred Compensation Plan is an unsecured general creditor of the Company with respect to deferred compensation obligations. Any amounts set aside to defray the liabilities assumed by the Company will remain the general, unpledged unrestricted assets of the Company.

Nonqualified Deferred Compensation Table

The following table presents information regarding our Deferred Compensation Plan as of December 31, 2023. No withdrawals or distributions from the Deferred Compensation Plan were made in 2023.

Name	DCP Contributions in Last Fiscal Year ($)		Vericel Contributions in Last Fiscal Year ($)	Aggregate Earnings at fiscal Year-end ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End ($)(1)
Jonathan Hopper	23,385	(1)	—	2,383	—	27,768
(1)	$25,385 of this contribution relates to Mr. Hopper’s deferred base salary that was contributed to the Deferred Compensation Plan. The amount is reflected in the “salary” column of the 2023 Summary Compensation Table.

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Pension Benefits

We do not offer any defined benefit pension plans or arrangements.

Employment Contracts, including Termination of Employment and Change-in-Control Arrangements

We entered into employment agreements with our currently serving named executive officers on the following dates: January 25, 2021 for Mr. Mara, November 4, 2019 for Mr. Flynn, August 20, 2018 for Dr. Hopper, September 14, 2017 (as amended on June 3, 2019) for Mr. Halpin, and March 1, 2013 (as amended on September 14, 2017) for Mr. Colangelo (each, an “Employment Agreement” and together, the “Employment Agreements”). Each Employment Agreement provides for specified payments and benefits in connection with a termination of employment by us without Cause or a resignation by the named executive officer for Good Reason (as such terms are defined in the Employment Agreements). Our goal in providing severance and change-in-control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to equity awards in connection with a qualifying termination are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally.

In the event of a termination of a named executive officer’s employment with Vericel without Cause or by the named executive officer for Good Reason (as such terms are defined in the Employment Agreements), Vericel shall pay the named executive officer an amount equal to twelve months of the named executive officer’s then-current base salary in equal installments over the 12-month period beginning within sixty days following the date of termination of the named executive officer’s employment. All of Mr. Colangelo’s time-based equity awards that would have vested during such 12-month period shall vest and become exercisable or nonforfeitable upon the date of termination. If the named executive officer was participating in Vericel’s group health plan immediately prior to the date of termination and elects COBRA coverage, Vericel shall pay the named executive officer a monthly cash payment equal to the monthly employer contribution that Vericel would have made to provide health insurance to the named executive officer had he remained employed by Vericel (or, in the case of Mr. Colangelo, equal to the full monthly COBRA premium), until the earlier of twelve months following the termination or the end of the named executive officer’s COBRA health continuation period. In the event that the named executive officer breaches the restrictive covenants set forth in his Employment Agreement during the severance period, Vericel may cease severance payments to the named executive officer.

In lieu of the severance payments and benefits described above, in the event of a termination of a named executive officer’s employment by Vericel without Cause or by the named executive officer for Good Reason, in either case within eighteen months following a Change-in-Control (as defined in the Employment Agreements), (i) Vericel shall pay the named executive officer a lump sum amount equal to (A) the sum of the named executive officer’s then-effective base salary and target bonus for the year in which termination occurs (or, in the case of Mr. Colangelo, 1.5 times the sum of his base salary and target bonus) plus (B) a pro-rated portion of the named executive officer’s target bonus for the year of termination, (ii) if the named executive officer was participating in Vericel’s group health plan immediately prior to the date of termination and elects COBRA coverage, Vericel shall pay the named executive officer a monthly cash payment equal to the monthly employer contribution that Vericel would have made to provide health insurance to the named executive officer had he remained employed by Vericel (or, in the case of Mr. Colangelo, the full monthly COBRA premium) until the earlier of twelve months (or, in the case of Mr. Colangelo, eighteen months) following termination or the end of the named executive officer’s COBRA health continuation period, and (iii) all time-based equity awards held by the named executive officer shall immediately vest and become fully exercisable or nonforfeitable as of the date of termination. The named executive officer’s right to receive any severance payments and benefits under the applicable Employment Agreement is conditioned upon and subject to the named executive officer signing and not revoking a general release of claims.

In addition, during employment and after termination of the named executive officer’s Employment Agreement, each named executive officer has agreed to keep Vericel’s confidential information in confidence and trust and has agreed not to use or disclose such confidential information without Vericel’s written consent except as necessary in the ordinary course of performing duties for Vericel. During the term of the named executive officer’s Employment Agreement and for a period of twelve months (or, in the case of Mr. Colangelo, eighteen months) thereafter, the named executive officer has also agreed not to compete with Vericel and not to solicit employees, customers or suppliers of Vericel.

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Acceleration of Vesting Under Stock Option Plans

Generally, in the event of a Change-in-Control of Vericel (as defined in our 2022 Plan, 2019 Plan, 2017 Plan or 2009 Plan, as applicable), if awards under the applicable plan are not assumed, continued or substituted, awards shall vest immediately prior to the Change-in-Control and terminate on the day of the Change-in-Control. If assumed, continued or substituted and the participant’s services to Vericel are terminated by Vericel or its successor without cause within twelve months following the Change-in-Control, the awards shall become fully vested and exercisable and may be exercised at any time prior to the earlier of the expiration date of the award or three months following the date of termination. Additionally, upon termination of employment as a result of the participant’s death or disability (as such term is defined in Treas. Reg. Section 1.409A-3(i)(4)), awards issued to the participant under the applicable plan shall become fully vested and exercisable by a person or persons legally entitled to do so at any time prior to the expiration of the award or within one (1) year, whichever, in the case of option awards, is the shorter period.

Potential Payments Upon a Termination or Change-in-Control

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination occurred on December 31, 2023, and using the salary in effect on such date.

Name	Benefit	Termination w/o Cause or for Good Reason other than in connection with a Change-in-Control ($)		Termination w/o Cause or for Good Reason in connection with a Change-in-Control ($)		Termination as a Result of Death or Disability
Nick Colangelo	Severance Pay	790,000		3,031,750		—
	Health Care Benefits	26,727		40,091		—
	Equity Award Acceleration	2,212,117	(1)	5,968,277	(2)	5,968,277	(3)
	Total	3,028,844		9,040,118		5,968,277
Joseph Mara	Severance Pay	475,000		997,600		—
	Health Care Benefits	26,727		26,727		—
	Equity Award Acceleration	—		1,196,316	(2)	1,196,316	(3)
	Total	501,727		2,220,643		1,196,316
Michael Halpin	Severance Pay	505,000		1,060,600		—
	Health Care Benefits	26,727		26,727		—
	Equity Award Acceleration	—		1,879,579	(2)	1,879,579	(3)
	Total	531,727		2,966,906		1,879,579
Jonathan Hopper	Severance Pay	440,000		875,600		—
	Health Care Benefits	26,727		26,727		—
	Equity Award Acceleration	—		1,074,656	(2)	1,074,656	(3)
	Total	466,727		1,976,983		1,074,656
Sean Flynn	Severance Pay	430,000		855,800		—
	Health Care Benefits	22,175		22,175		—
	Equity Award Acceleration	—		963,132	(2)	963,132	(3)
	Total	452,175		1,841,107		963,132
(1)	This represents the cumulative value of the equity awards that would accelerate upon a termination of employment not in connection with a Change-in-Control. The amount represents the difference between the closing price of our common stock on December 29, 2023, of $35.61 and the exercise price (if any) multiplied by the number of shares subject to any in-the-money options and RSUs that would accelerate.
(2)	This represents the cumulative value of the equity awards that would accelerate upon a qualifying termination of employment within 18 months following a Change-in-Control (or upon a Change-in-Control if equity awards are not assumed in such Change-in-Control). The amount represents the difference between the closing price of our common stock on December 29, 2023, of $35.61 and the exercise price (if any) multiplied by the number of shares subject to any in-the-money options and RSUs that would accelerate.
(3)	This represents the cumulative value of the equity awards that would accelerate upon the named executive officer’s death or disability. The amount represents the difference between the closing price of our common stock on December 29, 2023, of $35.61 and the exercise price (if any) multiplied by the number of shares subject to any in-the-money options and RSUs that would accelerate.

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CEO Pay Ratio

Pursuant to the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our Principal Executive Officer (“PEO”), Mr. Colangelo, and the ratio of these two amounts. We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create shareholder value. The purpose of the required disclosure is to provide a measure of pay equity within the organization. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our PEO receives and the pay our non-executive employees receive.

As illustrated in the table below, our 2023 PEO to median employee pay ratio was approximately 38:1.

Dominick Colangelo (PEO) 2023 Compensation	$7,056,422
Median Employee 2023 Compensation	$184,128
Ratio of PEO to Median Employee Compensation	38:1

We determined the median employee compensation using W-2 compensation, plus estimated bonus, the fair market value of equity grants, life and disability insurance, and the estimated value of 401(k) match (whether or not vested), for all individuals who were employed by us on December 31, 2023 (whether employed on a full-time, part-time or seasonal basis). Employees on leave of absence were included in the list and reportable wages were annualized for those employees who were not employed for the full calendar year.

For the fiscal year ended December 31, 2023, we calculated that median employee’s total compensation using the same methodology that we used to calculate the total compensation for our CEO. The 2023 annual total compensation of the median employee and our CEO, respectively, were $7,056,422 and $184,128. The ratio of the 2023 annual total compensation for our CEO to that of our median employee was 38 to 1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay versus Performance

Pursuant to the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are required to provide the following information regarding the relationship between executive compensation paid to our named executive officers and Vericel’s financial performance for each of the last four completed calendar years. In determining the Compensation Actually Paid (or “CAP”) to our Principal Executive Officer, who is our CEO, and our other named executive officers, we are required to make various adjustments to the amounts that have been previously reported in the Summary Compensation Table, as summarized below. The CAP amounts reflected in the table below do not reflect the actual amount of compensation earned by or paid to our named executive officers during the applicable year. For information regarding decisions made by our Compensation Committee with respect to executive compensation, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

					Value of Initial $100 Investment Based On:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)	Average Summary Compensation Table Total for Other NEOs(2)	Average Compensation Actually Paid to Other NEOs(1)(2)	Vericel TSR(3)	NASDAQ Biotechnology Index TSR(3)	Net Income ($M)(4)	Total Net Revenue ($M)(5)
2023	$7,056,422	$11,004,671	$1,918,083	$2,851,774	$205	$115	$-3	$198
2022	$8,708,367	$905,166	$2,398,900	$467,192	$151	$111	$-17	$164
2021	$13,183,295	$15,233,917	$3,459,670	$3,204,518	$226	$125	$-7	$156
2020	$4,412,718	$10,300,425	$1,158,216	$1,740,344	$177	$126	$3	$124
(1)	To calculate CAP, the following amounts were deducted from and added to the applicable Summary Compensation Table total compensation:

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		CEO
		2020		2021		2022		2023
	Summary Compensation Table Total		$4,412,718		$13,183,295		$8,708,367		$7,056,422
Less:	Grant Date Fair Value of Stock and Option Awards in the Covered Year	-$	3,218,783	-$	11,819,409	-$	7,288,603	-$	5,513,083
Plus:	Fair Value at Year-End of Unvested Stock and Option Awards Granted in the Covered Year*	+$	5,022,331	+$	6,387,501	+$	4,402,751	+$	5,834,763
Plus:	Fair Value of Stock and Option Awards Granted in the Covered Year that Vested in the Covered Year*	+$	522,347	+$	1,618,248	+$	724,137	+$	711,181
	Change in Fair Value of Unvested Stock and Option Awards Granted in Prior Years*	+$	3,550,577	+$	1,965,721	-$	3,564,080	+$	1,963,617
	Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year*	+$	11,235	+$	3,898,560	-$	2,077,406	+$	951,771
=	Compensation Actually Paid		$10,300,425		$15,233,917		$905,166		$11,004,671

		Average of Other NEOs
		2020		2021		2022		2023
	Summary Compensation Table Total		$1,158,216		$3,459,670		$2,398,900		$1,918,083
Less:	Grant Date Fair Value of Stock and Option Awards in the Covered Year	-$	714,993	-$	2,945,499	-$	1,748,862	-$	1,198,907
Plus:	Fair Value at Year-End of Unvested Stock and Option Awards Granted in the Covered Year*	+$	756,348	+$	1,626,544	+$	1,056,425	+$	1,275,999
Plus:	Fair Value of Stock and Option Awards Granted in the Covered Year that Vested in the Covered Year*	+$	83,133	+$	271,626	+$	173,955	+$	147,705
	Change in Fair Value of Unvested Stock and Option Awards Granted in Prior Years*	+$	636,734	+$	299,760	-$	902,246	+$	445,775
	Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year*	+$	5,675	+$	594,099	-$	510,980	+$	263,119
Less:	Fair Value of Stock and Option Awards Forfeited During the Covered Year*	-$	184,769	-$	101,683	+$	0	+$	0
=	Compensation Actually Paid		$1,740,344		$3,204,518		$467,192		$2,851,774

*	All stock option valuations included in “Compensation Actually Paid” values were performed using the Black-Scholes option pricing model in a manner generally consistent with the process used to determine stock option grant date fair values under FASB ASC Topic 718 (refer to our Annual Report on Form 10-K for the year ending December 31, 2023 for additional detail).

(2)	The other NEOs in each covered year were as follows: 2023 – Joe Mara, Michael Halpin, Jonathan Hopper, Sean Flynn; 2022 – Joe Mara, Michael Halpin, Sean Flynn, Jonathan Hopper; 2021 – Joe Mara, Michael Halpin, Sean Flynn, Jonathan Hopper, Sandra Pennell; 2020 – Michael Halpin, Sean Flynn, Jonathan Hopper, Gerard Michel, Sandra Pennell.

(3)	TSR is cumulative for the measurement period, calculated in accordance with Item 201(e) of Regulation S-K. Our TSR Peer Group are members of the NASDAQ Biotechnology Index.
(4)	Reflects net Income as shown in the Company’s Annual Report on Form 10-K for the years ending on December 31, 2023, 2022, 2021 and 2020.
(5)	Reflects total net revenue, the “company-selected measure” as shown in the Company’s Annual Report on Form 10-K for the years ending on December 31, 2023, 2022, 2021 and 2020.

Tabular List of Financial Performance Measures

The following measures in our assessment represent the most important financial performance measures that link compensation actually paid to our named executive officers, for 2023, to Vericel’s performance:

•	Total Net Revenue
•	Stock Price
•	Budget expense (excluding depreciation, amortization and stock-based compensation, and unusual one-time expenses or changes in accounting methodology)

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Compensation Actually Paid Comparisons

The relationship between Compensation Actually Paid (CAP) and the financial performance elements reflected in the above Pay versus Performance table are described in the below charts:

Compensation Actually Paid versus TSR 2020-2023

Compensation Actually Paid versus Net Income 2020-2023

Compensation Actually Paid versus Revenue 2020-2023

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PROPOSAL 3:

Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers

The Board of Directors unanimously recommends that you vote, on an advisory basis, that future advisory votes on the compensation of our named executive officers be held every 1 YEAR.

Overview

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires us to submit a non-binding, advisory resolution, commonly known as a “say-on-frequency” proposal, to shareholders at least once every six years to determine whether advisory votes on executive compensation, such as Proposal 2, should be held every one, two or three years. At the 2018 annual meeting of shareholders, the shareholders voted to hold a “say-on-pay” proposal every year. Following the vote at this Annual Meeting, the next say-on-frequency proposal will be voted upon at the 2030 annual meeting of shareholders.

After careful consideration, our Board of Directors has determined that an annual advisory vote to approve the compensation of our named executive officers will allow our shareholders to provide timely and direct input on Vericel’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with Vericel’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. Accordingly, we are asking our shareholders to vote for every “1 YEAR” as the frequency for future non-binding, advisory votes on the compensation of our named executive officers.

Vote Required

This vote is advisory, and therefore will not have any binding legal effect on Vericel, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and intend to take into account the outcome of the vote when considering the frequency of holding future advisory votes to approve the compensation of our named executive officers. The frequency that receives the highest number of votes cast on the proposal shall be deemed the frequency recommended by shareholders. Abstentions and broker non-votes will have no effect on this Proposal 3. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted for every 1 YEAR.

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Audit Matters

PROPOSAL 4:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as Vericel’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Overview

The Audit Committee has selected PwC as Vericel’s independent registered public accounting firm to audit the consolidated financial statements of Vericel for the fiscal year ending December 31, 2024. PwC has acted in such capacity since its appointment in fiscal year 1996.

Shareholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accountant at any time during the year if it determines that such a change would be in the best interests of Vericel and its shareholders.

Representatives of PwC attended all of the meetings of the Audit Committee to which they were invited during the fiscal year ended December 31, 2022, and all of the meetings of the Audit Committee during the fiscal year ended December 31, 2023. We expect that a representative of PwC will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal on the ratification of this appointment, at the Annual Meeting at which a quorum representing a majority of all outstanding shares of common stock of Vericel is present, either in person or by proxy, is required for ratification of this proposal. If you abstain from voting on this proposal, it has no effect on the voting of the proposal. If you submit your proxy without indicating your voting instructions, your shares will be voted “FOR” this proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, “broker non-votes” will have no effect on the ratification.

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Fees of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee considered the provision of services, other than audit services, during the fiscal year ended December 31, 2023, by PwC, our independent registered public accounting firm for that period, to ensure the firm maintains its independence. The following table sets forth the aggregate fees accrued by Vericel for the fiscal years ended December 31, 2022, and 2023, respectively, for PwC:

	Fiscal Year Ended December 31, 2022 ($)		Fiscal Year Ended December 31, 2023 ($)
Audit Fees	1,261,700	(1)	1,329,500	(1)
Audit Related Fees	—		—
Tax Fees	—		—
All Other Fees	2,993	(2)	3,074	(2)
Total	1,264,693		1,332,574
(1)	The Audit Fees for the years ended December 31, 2022 and 2023 were for professional services rendered for the audits and reviews of the consolidated financial statements of Vericel, professional services rendered for issuance of consents, assistance with review of documents filed with the SEC and out-of-pocket expenses incurred.
(2)	All other Fees represent an annual license fee for technical accounting research software and the use of accounting disclosure checklists.

Pre-Approval Policy

The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by PwC for the fiscal years ended December 31, 2022 and 2023 were pre-approved by the Audit Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees Vericel’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. PwC is responsible for expressing an opinion as to the conformity of our consolidated audited financial statements with generally accepted accounting principles.

The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq listing standards. Robert Zerbe, M.D., Alan Rubino and Kevin McLaughlin were members of the Audit Committee during the fiscal year ended December 31, 2023.

The Committee has discussed and reviewed with the independent registered public accountants all matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) in Auditing Standards No. 16 (Communication with Audit Committees). The Committee has received written disclosures and a letter from PwC confirming their independence, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with PwC the firm’s independence. The Committee has met with PwC, with and without management present, to discuss the overall scope of the PwC audit, the results of its audit, its evaluations of Vericel’s internal controls and the overall quality of its financial reporting. The Committee reviewed the performance and fees of PwC prior to recommending their appointment. The Committee reviewed our financial statements and discussed them with management and with PwC.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that Vericel’s consolidated audited financial statements be included in Vericel’s Form 10-K for the fiscal year ended December 31, 2023.

AUDIT COMMITTEE
Kevin McLaughlin, Chairman
Alan Rubino
Robert Zerbe, M.D.

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Information About Stock Ownership

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of March 8, 2024, or as otherwise set forth below, with respect to the beneficial ownership of Vericel’s common stock by (i) all persons known by Vericel to be the beneficial owners of more than 5% of the outstanding common stock of Vericel, (ii) each director and director nominee of Vericel, (iii) each executive officer of Vericel, and (iv) all executive officers and directors of Vericel as a group.

	Shares Owned(1)
Name and Address of Beneficial Owner	Shares Subject to Options Exercisable within the 60-Day Period following March 8, 2024	Shares Individuals Have Rights to Acquire upon the Vesting of RSUs within the 60-Day Period following March 8, 2024	Number of Shares	Percentage of Class(2)
5% Shareholders:
BlackRock, Inc.(3)			7,937,063	16.4%
Brown Capital Management, LLC(4)			6,818,933	14.1%
The Vanguard Group(5)			3,374,093	7.0%
RTW Investments, LP(6)			3,212,794	6.6%
State Street Corporation(7)			2,664,883	5.5%
Conestoga Capital Advisors, LLC(8)			2,495,619	5.2%
Directors and Named Executive Officers:
Robert Zerbe	68,028	3,200	94,623	*
Alan Rubino	119,250	3,200	140,044	*
Heidi Hagen	116,250	3,200	134,900	*
Steven Gilman	69,750	3,200	80,750	*
Kevin McLaughlin	117,250	3,200	129,150	*
Paul Wotton	21,000	3,200	51,002	*
Lisa Wright	23,536	3,200	32,553	*
Dominick Colangelo	1,681,328		1,876,620	3.9%
Joe Mara	173,696		193,068	*
Michael Halpin	319,195		328,153	*
Sean Flynn	209,625		210,098	*
Jonathan Hopper	166,979		225,089	*
All officers and directors as a group (12 persons)(9)	3,085,887	22,400	3,496,049	7.2%
*	Represents less than 1% of the outstanding shares of Vericel’s common stock equivalents.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Except as indicated in the footnotes to this table, to the knowledge of Vericel, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The number of shares owned and percentage ownership amounts include certain options under our 2022 Plan, 2019 Plan, 2017 Plan, and 2009 Plan, and ESPP shares and RSUs under our 2022 Plan, 2019 Plan and 2017 Plan. Pursuant to the rules of the SEC, the number of shares of Vericel’s common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 8, 2024, and shares of our common stock that may be acquired upon the vesting of RSUs within 60 days of March 8, 2024.
(2)	Calculated on the basis of 48,380,458 shares of common stock outstanding as of March 8, 2024.
(3)	As reported in a Schedule 13G/A filed with the SEC on January 22, 2024, BlackRock, Inc. has sole voting power with respect to 7,846,544 shares and shared voting power with respect to 0 shares. BlackRock, Inc. has sole dispositive power with respect to 7,937,063 shares and shared dispositive power with respect to 0 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

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(4)	As reported in a Schedule 13G/A filed with the SEC on February 14, 2024, Brown Capital Management, LLC beneficially owns 6,818,933 shares of which 3,869,381 shares are beneficially owned by The Brown Capital Management Small Company Fund, a registered investment company, which is managed by Brown Capital Management, LLC. Brown Capital Management, LLC has sole voting power with respect to 4,639,814 shares and sole dispositive power with respect to all 6,818,933 shares. The address for Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, MD 21202.
(5)	As reported in a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has sole voting power with respect to 0 shares and shared voting power with respect to 86,366 shares. The Vanguard Group has sole dispositive power with respect to 3,246,251 shares and shared dispositive power with respect to 127,842 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(6)	As reported in a Schedule 13G/A filed with the SEC on February 14, 2024, RTW Investments, LP has shared voting and dispositive power with respect to all 3,212,794 shares, which voting and dispositive power is shared with Roderick Wong, the managing partner of RTW Investments LP. The address for RTW Investments LP is 40 10th Avenue Floor 7, New York, NY 10014.
(7)	As reported in a Schedule 13G filed with the SEC on January 25, 2024, State Street Corporation has sole voting power with respect to 0 shares and shared voting power with respect to 2,539,423 shares. State Street Corporation has sole dispositive power with respect to 0 shares and shared dispositive power with respect to all 2,664,883 shares. The address for State Street Corporation is 1 Lincoln Street, Boston, MA 02111.
(8)	As reported in a Schedule 13G filed with the SEC on January 5, 2024, Conestoga Capital Advisors LLC has sole voting power with respect to 2,339,960 shares and sole dispositive power with respect to 2,495,619 shares. The address for Conestoga Capital Advisors LLC is 550 E. Swedesford Rd. Ste. 120, Wayne, PA 19087.
(9)	The address for the twelve beneficial owners that are persons is c/o Vericel Corporation, 64 Sidney St., Cambridge, Massachusetts 02139.

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Additional Information

General Information about the Meeting, Solicitation and Voting

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

1.	To elect eight (8) directors, each to serve a term of one year expiring at the 2025 annual meeting of shareholders;
2.	To approve, on an advisory basis, the compensation of our named executive officers;
3.	To cast an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and
4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Who is entitled to vote?

Shareholders as of the close of business on March 8, 2024 (the “Record Date”) may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”); and
•	Held for you in an account with a broker, bank or other nominee (also referred to as shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

A majority in interest of all stock issued, outstanding and entitled to vote at a meeting must be present or represented by proxy to constitute a quorum at the Annual Meeting. Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for purposes of determining a quorum. As of the Record Date, 48,380,458 shares of Vericel’s common stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

The following explains how many votes are required to approve each proposal, provided that a majority of our shares is present at the Annual Meeting (present in person or represented by proxy):

•	The election of each of our eight (8) director candidates requires the affirmative vote of a plurality of the total shares of common stock entitled to vote and represented in person or by proxy;
•	Approval of the non-binding, advisory resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the proposal;
•	With respect to the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers, the frequency (every one, two or three years) that receives the highest number of votes cast on the proposal shall be deemed the frequency recommended by shareholders; and
•	Ratifying PricewaterhouseCoopers LLP as Vericel’s independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the votes cast on the proposal.

How are votes counted and who are the proxies?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and “broker non-votes” will not be counted toward such nominee’s achievement of a plurality.

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You may vote “FOR,” “AGAINST” or “ABSTAIN” on the non-binding, advisory resolution approving the compensation of our named executive officers. If you abstain from voting on the non-binding, advisory resolution approving the compensation of our named executive officers, it will have no effect on the voting of the proposal. “Broker non-votes” do not have discretionary voting power on this matter and, accordingly, “broker non-votes” will have no effect on the ratification. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” the resolution approving the compensation of our named executive officers.

You may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on the non-binding, advisory vote on the frequency of future non-binding, advisory resolutions to approve the compensation of our named executive officers. If you abstain from voting on the frequency of future non-binding, advisory resolutions to approve the compensation of the Company’s named executive officers, it will have no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted for holding non-binding, advisory votes to approve the compensation of the Company’s named executive officers every “1 YEAR”.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of PricewaterhouseCoopers LLP. If you abstain from voting on the proposal to ratify PwC, it will have no effect on the voting of the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, “broker non-votes” will have no effect on the ratification. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” the resolution ratifying PwC.

The persons named as attorneys-in-fact in the proxies, Dominick Colangelo and Joseph Mara, were selected by the Board of Directors and are officers of Vericel. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter. Pursuant to applicable rules, brokers will have discretionary authority to vote on the proposal to ratify the appointment of PwC.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	“FOR” the election of each of the nominees to the Board of Directors;
•	“FOR” the advisory resolution to approve the compensation of our named executive officers;
•	Every “1 YEAR” on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers; and
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Vericel’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

How do I vote my shares without attending the meeting?

If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•	By Internet or Telephone-You may vote by Internet or telephone by following the voting instructions on the proxy card and on www.proxyvote.com or as directed by your broker or other nominee. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice.
•	By Mail-If you requested a proxy card by mail, you may vote by signing, voting and returning your proxy card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. If you vote by Internet or telephone, please do not mail the proxy card. Your proxy card must be received prior to the Annual Meeting.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on April 30, 2024.

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How do I attend the Annual Meeting?

We will be hosting the Annual Meeting live via the internet. You will not be able to attend the Annual Meeting in person. Any shareholder can listen to and participate in the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/VCEL2024. Our Board annually considers the appropriate format of our annual meeting and this year has decided to again hold a virtual annual meeting. We intend the virtual meeting format to provide shareholders with a similar level of transparency to an in-person meeting format and we will take steps to ensure such an experience. Our shareholders will be afforded the same opportunities to participate at the Annual Meeting as they would at an in-person annual meeting of shareholders. Our Annual Meeting will allow shareholders to submit questions and comments during the meeting. After the meeting, we will spend 15 minutes answering shareholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Time, on May 1, 2024. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and shareholders may begin submitting written questions, at 8:45 a.m., Eastern Time, and you should allow ample time for check-in procedures.

You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, will be posted at www.virtualshareholdermeeting.com/ VCEL2024 two weeks prior to the date of the Annual Meeting. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.

We have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

What does it mean if I receive more than one proxy card?

It generally means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote according to the instructions for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may revoke your proxy or change your vote before the proposal is voted on at the Annual Meeting by:

•	Sending a written statement to that effect to the attention of the Senior Vice President, General Counsel and Secretary of Vericel at 64 Sidney Street, Cambridge, Massachusetts 02139, provided such statement is received no later than April 30, 2024;
•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on April 30, 2024;
•	Submitting a properly signed proxy card with a later date that is received no later than April 30, 2024; or
•	Attending the Annual Meeting and revoking your proxy and voting during the Annual Meeting.

What are the costs associated with the solicitation of proxies?

The cost of soliciting proxies will be borne by us. Voting results will be tabulated and certified by Broadridge Financial Solutions. Vericel may solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Vericel may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Shareholder Proposals to be Presented at Next Annual Meeting

Under Vericel’s Bylaws, in order for business and director nominations to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Senior Vice President, General Counsel and Secretary of Vericel. To be timely, such notice must be received at Vericel’s principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date Vericel’s proxy statement was released to shareholders in connection with the previous year’s annual meeting,

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except that (i) if no annual meeting was held in the previous year, (ii) if the date of the Annual Meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year’s proxy statement, or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

If none of the events described in (i) through (iii) above occur, then the deadline for submitting shareholder proposals pursuant to Rule 14a-8 of the SEC’s proxy rules or other business or director nominations for the next annual meeting of shareholders will be November 21, 2024.

In order to be brought before the next annual meeting, any such proposal or nomination must include the relevant information as required under our Bylaws and must otherwise meet applicable requirements of the SEC’s proxy rules, including Rule 14a-19(b) to the extent applicable.

Shareholder Communications with Directors

The Board of Directors has adopted a Shareholder Communications with Directors Policy, which is available on the Investor Relations page of our website, www.vcel.com.

Where You Can Find More Information

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available at www.proxyvote.com. The SEC allows us to “incorporate by reference” information into this Definitive Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this Definitive Proxy Statement, except for any information directly superseded by information contained in this Definitive Proxy Statement.

We incorporate by reference into this Definitive Proxy Statement the following financial statements and other information, which contain important information about us and our business and financial results:

•	The financial statements, quarterly data, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and market risk disclosures contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Definitive Proxy Statement and before the Annual Meeting. The SEC allows us to incorporate by reference into the Proxy Statement such documents. You should consider any statement contained in this Definitive Proxy Statement (or in a document incorporated into this Proxy Statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

Shareholders may obtain a copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 by writing to Vericel at the following address: Vericel Corporation, 64 Sidney St., Cambridge, Massachusetts 02139, Attention: General Counsel and Secretary. Copies of our SEC filings are also available to the public on the SEC’s web site at www.sec.gov.

Our most recent ESG Report, committee charters, compliance documents and policies, including our Code of Business Conduct and Ethics can be found on the Investor Relations page of our website, www.vcel.com. The reports and information contained in, or that can be accessed from, our website, are not incorporated by reference and are not part of this Proxy Statement.

Householding

The SEC permits a single Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one Proxy Statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate Proxy Statement in the future, or if any such beneficial shareholder that elected to continue to receive a separate Proxy Statement wishes to receive a single Proxy Statement in the

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future, that shareholder should contact their broker or send a request to us care of the SVP, General Counsel and Secretary at Vericel Corporation, 64 Sidney St., Cambridge, Massachusetts 02139. Telephone requests may be directed to (617) 588-5555. We will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Transaction of Other Business

As of the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

GAAP versus Non-GAAP Measures

Vericel’s reported earnings, net revenue and other indicators of financial performance, as presented in this Proxy Statement, are generally prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the SEC. In this Proxy Statement, Vericel has provided certain financial information that has not been prepared in accordance with GAAP. Vericel’s management believes that the non-GAAP adjusted EBITDA and adjusted EDITDA margin described in this Proxy Statement, which includes adjustments for specific items that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding Vericel’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Vericel’s industry. However, the non-GAAP financial measures that Vericel uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

RECONCILIATION OF REPORTED ANNUAL NET LOSS (GAAP) TO ADJUSTED EBITDA (NON-GAAP MEASURE) – UNAUDITED

Annual Adjusted EBITDA (In Thousands)	2021 ($)	2022 ($)	2023 ($)
Net Loss (GAAP)	(7,471)	(16,709)	(3,182)
Stock-based compensation expense	34,322	37,183	32,325
Depreciation and amortization	2,965	3,981	4,632
Net interest income	(220)	(975)	(4,032)
Income tax (benefit) expense	(111)	721	814
Pre-occupancy lease expense	—	—	3,323
Adjusted EBITDA (Non-GAAP)	29,485	24,201	33,880
Adjusted EBITDA margin	19%	15%	17%

Special Note Regarding Forward-Looking Statements

This Proxy Statement and other materials we are sending you or that are available on our website in connection with the Annual Meeting (the Other Materials) contain “forward-looking statements” as defined under federal securities laws. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. These forward-looking statements are based on our current expectations and assumptions, and are subject to risk and uncertainties that could cause our actual results or experience and the timing of events to differ significantly from the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in Vericel’s Annual Report on Form 10-K for the year-ended December 31, 2023, as filed with the SEC on February 29, 2024 under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition” and “Results of Operations” and elsewhere in the Annual Report. You should carefully consider that information before voting.

These forward-looking statements reflect our views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

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Approval

The contents of this Proxy Statement and the sending thereof to shareholders have been authorized by the Board.

By Order of the Board of Directors:

Sean Flynn

Senior Vice President, General Counsel and Secretary
March 21, 2024

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64 Sidney Street
Cambridge, MA 02139

www.vcel.com

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VERICEL CORPORATION
ATTN: SEAN C. FLYNN
64 SIDNEY STREET
CAMBRIDGE, MA 02139

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 30, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE DURING VIRTUAL MEETING

Go to www.virtualshareholdermeeting.com/VCEL2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. The meeting will begin promptly at 9:00 a.m. Eastern Time on May 1, 2024.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 30, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V30339-P05731	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERICEL CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR All of the following:

1.	Election of Directors			☐	☐	☐

Nominees:
	01)	Robert L. Zerbe	05) Kevin F. McLaughlin
	02)	Alan L. Rubino	06) Paul K. Wotton
	03)	Heidi Hagen	07) Dominick C. Colangelo
	04)	Steven C. Gilman	08) Lisa Wright

The Board of Directors recommends you vote FOR proposal 2.									For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of Vericel Corporation’s named executive officers.								☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3.								1 Year	2 Years	3 Years	Abstain

3.	To approve, on an advisory basis, the frequency of future named executive officer compensation advisory votes.							☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.									For	Against	Abstain

4.	To ratify the appointment of PricewaterhouseCoopers LLP as Vericel Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2024.								☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof. Even if you are planning to attend the meeting virtually, you are urged to sign and mail this Proxy in the return envelope so that the stock may be represented at the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2024 Notice of Virtual Annual Meeting of Shareholders and Proxy Statement and Form 10-K are available at www.proxyvote.com

V30340-P05731

VERICEL CORPORATION
Annual Meeting of Shareholders
May 1, 2024 9:00 a.m. ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Dominick C. Colangelo and Joseph Mara, and hereby authorizes each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Vericel Corporation (the “Company”), which undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held via live audio webcast at www.virtualshareholdermeeting.com/VCEL2024, on Wednesday, May 1, 2024 at 9:00 a.m. Eastern Time, and at any adjournment thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted “FOR” proposals 1, 2 and 4, and “1 YEAR” for proposal 3. If you abstain from voting on proposals 1, 2, 3 and 4 it will have no effect on the voting of the proposals.

Continued and to be signed on reverse side